As filed with the Securities and Exchange Commission on March 29, 2024
Registration No. 333-277582

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMMSCOPE HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	27-4332098
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3642 E. US Highway 70
Claremont, North Carolina 28610
(828) 459-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Justin C. Choi
Senior Vice President, Chief Legal Officer and Secretary
CommScope Holding Company, Inc.
3642 E. US Highway 70
Claremont, North Carolina 28610
(828) 459-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
C. Daniel Haaren, Esq.
Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, New York 10019
Telephone: (212) 474-1000

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided in Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until them registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 29, 2024

PROSPECTUS

Up to 1,400,000 Shares of Series A Convertible Preferred Stock

Up to 50,909,040 Shares of Common Stock

CommScope Holding Company, Inc.

This prospectus relates to the resale from time to time of up to an aggregate of (i) 1,400,000 shares of our Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), consisting of 1,162,085 shares of Series A Preferred Stock issued to the selling stockholders as of the date hereof and 237,915 shares of Series A Preferred Stock that may be issued as dividends payable in kind on such shares; and (ii) 50,909,040 shares of common stock, par value $0.01 per share (the “Common Stock”), consisting of 42,257,594 shares of Common Stock initially issuable upon conversion of 1,162,085 shares of the issued Series A Preferred Stock and 8,651,446 shares of Common Stock issuable upon conversion of the 237,915 shares of Series A Preferred Stock that may be issued as dividends payable in kind.  The selling stockholders may offer and sell shares of Series A Preferred Stock or shares of Common Stock in public or private transactions, or both.  These sales may occur at fixed prices, at prices related to prevailing market prices, or at negotiated prices, or, in the case of sales of our Common Stock, at market prices prevailing at the time of sale.  While there is no established public trading market for our Series A Preferred Stock, we believe the actual offering price in sales of our Series A Preferred Stock by the selling stockholders will be derived from the prevailing market price of our Common Stock at the time of any such sale. For more information, please see the section entitled “Plan of Distribution” on page 45 of this prospectus.

The selling stockholders may sell all or a portion of the shares of Series A Preferred Stock or shares of Common Stock through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares of Series A Preferred Stock or shares of Common Stock, or both.  See “Plan of Distribution” for a more complete description of the ways in which the shares of Series A Preferred Stock or shares of Common Stock may be sold.  The names of any underwriters, dealers or agents, the specific terms of the plan of distribution, any over-allotment option and any applicable underwriting discounts and commissions will be set forth in a supplement to this prospectus.  We will not receive any of the proceeds from the selling stockholders’ sale of shares of Series A Preferred Stock or shares of Common Stock, but we have agreed to pay certain registration expenses.

Our Common Stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “COMM”.  On March 28, 2024, the closing price of our Common Stock on Nasdaq was $1.31 per share.  The Series A Preferred Stock is not listed on any exchange, and we do not intend to list the Series A Preferred Stock on any exchange.  Applicable rules of Nasdaq may limit our ability to declare dividends payable in kind absent stockholder approval.  Our principal executive offices are located 3642 E.  US Highway 70, Claremont, North Carolina 28610 and our telephone number is (828) 459-5000.  Our internet address is www.commscope.com.  The contents of our website are not part of this prospectus.

Investing in the Series A Preferred Stock or the Common Stock involves risks.  You should carefully consider all of the information set forth in this prospectus, including the risk factors set forth in the section entitled “Risk Factors” on page 4 and the risk factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 29, 2024 (which document is incorporated by reference herein), as well as the risk factors and other information in any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement, before deciding to invest in the Series A Preferred Stock or the Common Stock.  See “Incorporation By Reference.”

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.
The date of this prospectus is March 29, 2024.

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using an “automatic shelf” registration or continuous offering process.  It omits some of the information contained in the registration statement, and reference is made to the registration statement for further information with regard to us and the securities the selling stockholders are offering pursuant to this prospectus.  Any statement contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance, reference is made to the copy of the document filed.  Any prospectus supplement may also add to, update or change information contained in this prospectus.  To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement, on the other hand, you should rely on the information in the prospectus supplement.

You should read this prospectus, any prospectus supplement, any documents that we incorporate by reference in this prospectus and in any prospectus supplement, and the additional information described below under “Where You Can Find More Information” and “Incorporation by Reference” before making an investment decision.  Neither we nor the selling stockholders have authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by us or on our behalf.  Neither we nor the selling stockholders take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by us or a selling stockholder.  The selling stockholders are not offering to sell, nor seeking offers to buy, shares of Series A Preferred Stock or shares of Common Stock in any jurisdiction where an offer or sale is not permitted.

You should not assume that the information in this prospectus, any prospectus supplement or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents.  Our business, financial condition, results of operations and prospects may have changed since those dates.  Neither this prospectus nor any accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the selling stockholders or any agent, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Unless the context indicates otherwise, as used in this prospectus: (i) the “Company,” “CommScope,” “us,” “we” and “our” refer to CommScope Holding Company, Inc. and its consolidated subsidiaries; and (ii) “this prospectus” refers to this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of Series A Preferred Stock and shares of Common Stock that the selling stockholders are offering.  This prospectus is part of a registration statement we have filed with the SEC.  As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits.  Statements that we make in this prospectus about the content of any contract, agreement or other document are not necessarily complete.  With respect to each document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matter involved, and each statement that we make is qualified in its entirety by such reference.

In particular, the contracts, agreements or other documents included as exhibits to this registration statement or incorporated by reference are intended to provide you with information regarding their terms and not to provide any other factual or disclosure information about CommScope or the other parties to the documents.  The documents contain representations and warranties by each of the parties to the applicable document.  These representations and warranties have been made solely for the benefit of the other parties to the applicable document and:

●	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable document, which disclosures are not necessarily reflected in the document;

●	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

●	were made only as of the date of the applicable document or such other date or dates as may be specified in the document and are subject to more recent developments.

You may refer to the registration statement and the exhibits for more information about us and our securities.  The registration statement and the exhibits are available at the SEC’s Public Reference Room or through its website.

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You can read CommScope’s SEC filings, including our annual, quarterly and current reports, proxy statements, this prospectus and other information, over the Internet at the SEC’s website at http://www.sec.gov.  Our Common Stock is listed on the Nasdaq Global Select Market (Nasdaq: COMM).  General information about us, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, is available free of charge through our website at http://ir.commscope.com as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC.  Information on our website is not incorporated into this prospectus or our other securities filings.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document.  This means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information.  We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Sections 13 (a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (other than any portions of the respective filings that are furnished, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed) prior to the termination of the offering under this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 29, 2024;

●
the portions of our Definitive Proxy Statement on Schedule 14A for our 2024 Annual Meeting of Stockholders, filed with the SEC on March 25, 2024 that are responsive to the information required by Part III of Form 10-K;

●	our Current Reports on Form 8-K, filed with the SEC on January 16, 2024, February 20, 2024 and March 14, 2024; and

●
the description of our Common Stock contained in our registration statement on Form 8-A, filed with the SEC on October 22, 2013 (File No. 001-36146) and any amendment or report filed with the SEC for the purpose of updating such description.

You may request a copy of any or all of the information incorporated by reference into this prospectus (other than an exhibit to the filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

CommScope Holding Company, Inc.
3642 E.  US Highway 70
Claremont, North Carolina 28610
(828) 459-5000

Neither we nor the selling stockholders have authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by us or on our behalf.  Neither we nor the selling stockholders take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by us or on our behalf.  The selling stockholders are not offering to sell, nor seeking offers to buy, shares of Series A Preferred Stock or shares of Common Stock in any jurisdiction where an offer or sale is not permitted.

CERTAIN TRADEMARKS

We believe that we own or otherwise have rights to the trademarks, copyrights and service marks, including those mentioned in this prospectus, used in conjunction with the marketing and sale of our products and services.  This prospectus includes trademarks, such as CommScope, which are protected under applicable intellectual property laws and are our property and/or the property of our subsidiaries.  This prospectus also contains trademarks, service marks, copyrights and trade names of other companies, which are the property of their respective owners.  We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.  Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and tradenames.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plan,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such language.  This list of indicative terms and phrases is not intended to be all-inclusive.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control, including, without limitation, our dependence on customers’ capital spending on data, communication and entertainment equipment, which could be negatively impacted by a regional or global economic downturn, among other factors; the potential impact of higher than normal inflation; concentration of sales among a limited number of customers and channel partners; risks associated with our sales through channel partners; changes to the regulatory environment in which we and our customers operate; changes in technology; industry competition and the ability to retain customers through product innovation, introduction, and marketing; changes in cost and availability of key raw materials, components and commodities and the potential effect on customer pricing and timing of delivery of products to customers; risks related to our ability to implement price increases on our products and services; risks associated with our dependence on a limited number of key suppliers for certain raw materials and components; risks related to the successful execution of CommScope NEXT; potential difficulties in realigning global manufacturing capacity and capabilities among our global manufacturing facilities or those of our contract manufacturers that may affect our ability to meet customer demands for products; possible future restructuring actions; the risk that our manufacturing operations, including our contract manufacturers on which we rely, encounter capacity, production, quality, financial or other difficulties causing difficulty in meeting customer demands; substantial indebtedness and restrictive debt covenants; our ability to incur additional indebtedness and increases in interest rates; our ability to generate cash to service our indebtedness; the divestiture of the Home segment and its effect on our remaining businesses; the potential separation, divestiture or discontinuance of another business or product line, including uncertainty regarding the timing of the separation, achievement of the expected benefits and the potential disruption to the business; our ability to integrate and fully realize anticipated benefits from prior or future divestitures, acquisitions or equity investments; possible future additional impairment charges for fixed or intangible assets, including goodwill; our ability to attract and retain qualified key employees; labor unrest; product quality or performance issues, including those associated with our suppliers or contract manufacturers, and associated warranty claims; our ability to maintain effective management information technology systems and to successfully implement major systems initiatives; cyber-security incidents, including data security breaches, ransomware or computer viruses; the use of open standards; the long-term impact of climate change; significant international operations exposing us to economic risks like variability in foreign exchange rates and inflation, as well as political and other risks, including the impact of wars, regional conflicts and terrorism; our ability to comply with governmental anti-corruption laws and regulations worldwide; the impact of export and import controls and sanctions worldwide on our supply chain and ability to compete in international markets; changes in the laws and policies in the United States affecting trade, including the risk and uncertainty related to tariffs or potential trade wars and potential changes to laws and policies, that may impact our products; the costs of protecting or defending intellectual property; costs and challenges of compliance with domestic and foreign social and environmental laws; the impact of litigation and similar regulatory proceedings in which we are involved or may become involved, including the costs of such litigation; the scope, duration and impact of disease outbreaks and pandemics, such as COVID-19, on our business, including employees, sites, operations, customers, supply chain logistics and the global economy; our stock price volatility; income tax rate variability and ability to recover amounts recorded as deferred tax assets; and other factors beyond our control.

Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those listed in Item 1A “Risk Factors,” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 29, 2024 and in any of our subsequent reports filed with the SEC.  Any forward-looking statement speaks only as of the date on which it is made.  We do not undertake any obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise.

THE COMPANY

CommScope was incorporated in Delaware on October 22, 2010 and our initial public offering for our common stock was on October 25, 2013.  Since our founding as an independent company in 1976, we have consistently played a significant role in many of the world’s leading communication networks.  Our evolution has been driven by technological innovation and strategic acquisitions that expanded our product offerings and complemented our existing solutions.  We are a global provider of infrastructure solutions for communication, data center and entertainment networks.  Our solutions for wired and wireless networks enable service providers, including cable, telephone and digital broadcast satellite operators and media programmers, to deliver media, voice, Internet Protocol (IP) data services and Wi-Fi to their subscribers and allow enterprises to experience constant wireless and wired connectivity across complex and varied networking environments.  Our solutions are complemented by services including technical support, systems design and integration.  We are a leader in digital video and IP television (IPTV) distribution systems, broadband access infrastructure platforms and equipment that delivers data and voice networks to homes including fiber to the home technologies (FTTH).  Our global leadership position is built upon innovative technology, broad solution offerings, high-quality and cost-effective customer solutions, and global manufacturing and distribution scale.

RISK FACTORS

You should carefully consider the risk factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 29, 2024 (which document is incorporated by reference herein), as well as other risk factors described under the caption “Risk Factors” in any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus, including all future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before deciding to invest in the Series A Preferred Stock or the Common Stock.  See “Incorporation By Reference.”

Risk Related to the Common Stock

Future sales of our Common Stock, or the perception in the public markets that these sales may occur, may depress the market price of our Common Stock.

The market price of our Common Stock could decline significantly as a result of sales of a large number of shares of our Common Stock in the market.  Such sales, or the perception that these sales might occur, could depress the market price of our Common Stock.  These sales, or the possibility that these sales may occur, also might make it more difficult for us to raise capital in the future at a time and at a price that we deem appropriate.  Pursuant to the Investment Agreement (as defined in “Certain Relationships and Related Party Transactions— Investment Agreement”), the holders of our Series A Preferred Stock have been granted certain customary registration rights with respect to sales of our Common Stock issuable upon the conversion of shares of Series A Preferred Stock.  If the holders of Series A Preferred Stock exercise their option to convert or redeem their shares of Series A Preferred Stock into shares of Common Stock (in the case of a redemption, if the Company elects to settle its obligation with shares of Common Stock, either in whole or in part), or if the Company exercises its rights to have the Series A Preferred Stock be converted into shares of Common Stock, in each case in accordance with the terms of the Certificate of Designations (as defined below), a substantial amount of our Common Stock would become available for sale in the public market.  See “Description of Capital Stock—Description of Series A Preferred Stock— Right of the Holders to Convert”.

In the future, we may also issue shares of our Common Stock in connection with investments or acquisitions.  The amount of shares of our Common Stock issued in connection with an investment or acquisition could substantially increase our shares of Common Stock outstanding.

Risks Related to the Series A Preferred Stock

The Series A Preferred Stock ranks junior to all of CommScope’s and its subsidiaries’ liabilities in the event of a bankruptcy, liquidation or winding-up.

In the event of bankruptcy, liquidation or winding-up, our assets will be available to pay obligations on the Series A Preferred Stock only after all of our liabilities, such as all indebtedness and other non-equity claims, have been paid.  In addition, the Series A Preferred Stock effectively ranks junior to all existing and future liabilities of our subsidiaries.  The rights of holders of the Series A Preferred Stock to participate in the assets of our subsidiaries upon any liquidation or reorganization of any subsidiary will rank junior to the prior claims of that subsidiary’s creditors.  In the event of bankruptcy, liquidation or winding-up, there may not be sufficient assets remaining, after paying our liabilities and our subsidiaries’ liabilities, to pay amounts due on the Series A Preferred Stock.

An active trading market for the Series A Preferred Stock does not exist and may not develop.

The Series A Preferred Stock has no established trading market and is not listed on any securities exchange.  Since the Series A Preferred Stock has no stated maturity date, investors seeking liquidity will be generally limited to selling their shares of Series A Preferred Stock in the secondary market or converting to and selling the underlying shares of Common Stock.  We cannot assure you that an active trading market in the Series A Preferred Stock will develop and, even if it develops, we cannot assure you that it will last.  In either case, the trading price of the Series A Preferred Stock could be adversely affected and holders’ ability to transfer shares of Series A Preferred Stock will be limited.

The market price of the Series A Preferred Stock will be directly affected by the market price of our Common Stock, which may be volatile.

To the extent that a secondary market for the Series A Preferred Stock develops, we believe that the market price of the Series A Preferred Stock will be significantly affected by the market price of our Common Stock.  We cannot predict how shares of our Common Stock will trade in the future.  This may result in greater volatility in the market price of the Series A Preferred Stock than would be expected for nonconvertible preferred stock.  From January 1, 2023 to February 29, 2024, the reported high and low prices for our Common Stock ranged from a low of $1.16 to a high of $9.34 per share.

The market price of our Common Stock will likely fluctuate in response to a number of factors, including the following:

●	actual or anticipated quarterly fluctuations in our operating and financial results;

●	developments related to investigations, proceedings or litigation that involves us;

●	changes in financial estimates and recommendations by financial analysts;

●	dispositions, acquisitions and financings;

●	additional issuances by us of Common Stock;

●	additional issuances by us of other series or classes of preferred stock;

●	actions of our common stockholders, including sales of Common Stock by stockholders and our directors and executive officers;

●	changes in the ratings of other of our securities;

●	fluctuations in the stock price and operating results of our competitors;

●	government reactions to current economic and market conditions; and

●	regional, national and global political and economic conditions and other factors.

The market price of our Common Stock may also be affected by market conditions affecting the stock markets in general, including price and trading fluctuations on Nasdaq.  These conditions may result in (i) volatility in the level of, and fluctuations in, the market prices of stocks generally and, in turn, the Common Stock and (ii) sales of substantial amounts of the Common Stock in the market, in each case that could be unrelated or disproportionate to changes in our operating performance.  These broad market fluctuations may adversely affect the market prices of our Common Stock, and, in turn, the Series A Preferred Stock.

In addition, we expect that the market price of the Series A Preferred Stock will be influenced by yield and interest rates in the capital markets and our perceived creditworthiness.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our Common Stock or the Series A Preferred Stock and may negatively impact the holders’ investment.

Except in certain circumstances, we are not restricted from issuing additional shares of Common Stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or preferred stock or any substantially similar securities.  The market price of our Common Stock or Series A Preferred Stock could decline as a result of sales of a large number of shares of Common Stock or Series A Preferred Stock or similar securities in the market or the perception that such sales could occur.  For example, if we issue preferred stock in the future that has a preference over our Common Stock with respect to the payment of dividends or upon our liquidation, dissolution or winding-up, or if we issue preferred stock with voting rights that dilute the voting power of our Common Stock, the rights of holders of our Common Stock or the market price of our Common Stock could be adversely affected.

In addition, each share of Series A Preferred Stock is initially convertible at the option of the holder thereof into shares of our Common Stock.  The conversion of some or all of the Series A Preferred Stock will dilute the ownership interest of our existing common stockholders.  Any sales in the public market of our Common Stock issuable upon such conversion could adversely affect prevailing market prices of the outstanding shares of our Common Stock and Series A Preferred Stock.  In addition, the existence of our Series A Preferred Stock may encourage short selling or arbitrage trading activity by market participants because the conversion of our Series A Preferred Stock could depress the price of our equity securities.  As noted above, a decline in the market price of the Common Stock may negatively impact the market price for the Series A Preferred Stock.

The Series A Preferred Stock is subject to conversion at our option in certain circumstances based on the trading price of our Common Stock.

If the volume-weighted average price per share of Common Stock is greater than $49.50 (subject to certain adjustments as described in “Description of Series A Preferred Stock—Anti- Dilution Adjustments”) for at least thirty trading days in any period of forty-five consecutive trading days, we will be entitled, but not required, to convert the Series A Preferred Stock, in whole but not in part, at a conversion price equal to the sum of the liquidation preference and accrued dividends with respect to each share of Series A Preferred Stock as of the mandatory conversion date divided by the conversion price of such share in effect as of the mandatory conversion date.  Following any such conversion, a holder will no longer be entitled to the dividend or other rights associated with the Series A Preferred Stock.

The Series A Preferred Stock has not been rated.

The Series A Preferred Stock has not been rated by any nationally recognized statistical rating organization.  This may affect the market price of the Series A Preferred Stock.

The Series A Preferred Stock may only be redeemed at the option of the holder in limited circumstances.

The shares of Series A Preferred Stock, unlike indebtedness, do not give rise to a claim for payment of a principal amount at a particular date.  As a result, holders of the Series A Preferred Stock may be required to bear the financial risks of an investment in the Series A Preferred Stock for an extended period of time.  Holders have a limited right to require us to redeem the Series A Preferred Stock at certain dates following October 4, 2027, subject to our having sufficient funds legally available under the Delaware General Corporation Law (as amended, supplemented or restated from time to time, the “DGCL”).  See “Description of Series A Preferred Stock—Redemption at the Option of the Holder”.  In addition, holders have the option to require us to purchase any or all of their shares of Series A Preferred Stock upon the occurrence of a change of control.  See “Description of Series A Preferred Stock— Repurchase at the Option of the Holder”.  Therefore, holders should be aware that they may be required to bear the financial risks of an investment in the Series A Preferred Stock for an extended period of time.

We have the right, but not the obligation, to redeem shares of Series A Preferred Stock in limited circumstances.

We are entitled, but not required, to redeem the shares of Series A Preferred Stock upon the occurrence of a change of control.  See “Description of Series A Preferred Stock—Change of Control—Redemption by the Company.” Therefore, holders should not expect that they have a right to perpetual payment of dividends and should be aware that a proposed redemption of the Series A Preferred Stock may make it difficult or impossible to sell shares of Series A Preferred Stock for a higher price, even if the market price for such shares had previously been higher.

Terms of our debt agreements and Delaware law may restrict us from making cash payments with respect to the Series A Preferred Stock.

Quarterly dividends and cash payments upon conversion, redemption or repurchase of the Series A Preferred Stock will be paid only if payment of such amounts is not prohibited by debt agreements and assets are legally available under the DGCL to pay such amounts.  Quarterly dividends will be paid only if such dividends are declared by our board of directors (the “Board of Directors”).  The Board of Directors is not obligated or required to declare quarterly dividends even if we have funds available for such purposes.

As a holding company, our ability to pay dividends is subject to our subsidiaries’ ability to make distributions to us.  Further, the credit agreements and the indentures and supplemental indentures governing our indebtedness impose restrictions on our ability to declare or pay dividends on our capital stock, including our Common Stock and Series A Preferred Stock, and our ability to make any payments upon conversion, redemption or repurchase of the Series A Preferred Stock.  Any debt agreements that we enter into in the future may limit our ability to declare or pay dividends on our capital stock, including our Common Stock and Series A Preferred Stock, and our ability to make any payment upon conversion, redemption or repurchase of the Series A Preferred Stock.

The conversion rate of the Series A Preferred Stock may not be adjusted for all dilutive events that may adversely affect the market price of the Series A Preferred Stock or the Common Stock issuable upon conversion of the Series A Preferred Stock.

The number of shares of our Common Stock that holders are entitled to receive upon conversion of a share of Series A Preferred Stock is subject to adjustment for certain events arising from increases in dividends or distributions in Common Stock, subdivisions, splits, and combinations of the Common Stock, certain issuances of stock purchase rights, options or warrants distributed in connection with a stockholder rights plan, self-tender offers and exchange offers, cash dividends or distributions, and certain other actions by us that modify our capital structure.  See “Description of Series A Preferred Stock—Anti-Dilution Adjustments.” We will not adjust the conversion rate for other events, including the issuance of Common Stock pursuant to plans for reinvestment of dividends or interest, options or rights to purchase such shares pursuant to benefit plans or employee agreements, any option, warrant, right, or exercisable, exchangeable or convertible security or for a change in the par value of the Common Stock.  There can be no assurance that an event that adversely affects the value of the Series A Preferred Stock, but does not result in an adjustment to the conversion rate, will not occur.  Further, if any of these other events adversely affects the market price of our Common Stock, it may also adversely affect the market price of the Series A Preferred Stock.  In addition, we are not restricted from offering Common Stock in the future or engaging in other transactions that may dilute our Common Stock.

If our Common Stock is delisted, your ability to transfer or sell your shares of the Series A Preferred Stock, or Common Stock upon conversion, may be limited and the market value of the Series A Preferred Stock will be materially adversely affected.

The terms of the Series A Preferred Stock do not protect you if our Common Stock is delisted.  Because the Series A Preferred Stock has no stated maturity date, holders may be forced to elect between converting their shares of the Series A Preferred Stock into illiquid shares of our Common Stock or holding their shares of the Series A Preferred Stock and receiving stated dividends on the stock when, as and if authorized by the Board of Directors and declared by us with no assurance as to ever receiving the liquidation preference.  Accordingly, if the Common Stock is delisted, unless the holders are able to exercise their put right under certain circumstances, the holders’ ability to transfer or sell their shares of the Series A Preferred Stock, or Common Stock upon conversion, may be limited and the market value of the Series A Preferred Stock will be materially adversely affected.

Holders of the Series A Preferred Stock may be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.”

Distributions paid to corporate U.S. holders of the Series A Preferred Stock (or the Common Stock) may be eligible for the dividends-received deduction, and distributions paid to non- corporate U.S. holders of the Series A Preferred Stock (or the Common Stock) may be subject to tax at the preferential tax rates applicable to “qualified dividend income,” if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes.  Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future fiscal years for the distributions on the Series A Preferred Stock (or the Common Stock) to qualify as dividends for U.S. federal income tax purposes.  If the distributions fail to qualify as dividends, U.S. holders would be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.” If any distributions on the Series A Preferred Stock (or the Common Stock) with respect to any fiscal year are not eligible for the dividends-received deduction or preferential tax rates applicable to “qualified dividend income” because of insufficient current or accumulated earnings and profits, the market value of the Series A Preferred Stock (or the Common Stock) may decline.

Holders may have to pay taxes if we make distributions of additional Series A Preferred Stock on the Series A Preferred Stock, even if holders do not receive any cash.

We may make distributions on the Series A Preferred Stock in the form of additional shares of Series A Preferred Stock rather than in cash.  We expect such distributions generally to be tax-free, provided that we do not make cash distributions on our Common Stock.  However, our conclusion is based in part on expected future circumstances that could change.  Further, the Internal Revenue Service (the “IRS”) may disagree with our tax analysis and take the position that distributions in the form of additional shares of Series A Preferred Stock will be taxable in the same manner as cash distributions.  If such position is successful or certain unexpected circumstances occur, in years which we have current or accumulated earnings and profits, holders will generally recognize dividend income in an amount equal to the fair market value of the additional shares of Series A Preferred Stock.  In such a case, a holder’s tax liability may exceed the cash such holder receives from the Series A Preferred Stock.  Thus, holders of the Series A Preferred Stock would be required to use funds from other sources to satisfy their tax liabilities arising from their ownership of the Series A Preferred Stock.  Please consult your independent tax advisor and read “Material U.S. Federal Income Tax Considerations” regarding the U.S. federal income tax consequences of distributions on the Series A Preferred Stock.

Holders may have to pay taxes if we adjust the conversion rate of the Series A Preferred Stock in certain circumstances, even though holders would not receive any cash.

We will adjust the conversion rate of the Series A Preferred Stock in certain circumstances, including, but not limited to, the payment of certain cash distributions with respect to the Common Stock.  Upon certain adjustments to (or certain failures to make adjustments to) the conversion rate, holders may be treated as having received a constructive distribution from us, resulting in taxable income to them for U.S. federal income tax purposes, even though holders would not receive any cash in connection with the adjustment to (or failure to adjust) the conversion rate and even though holders might not exercise their conversion right.  In addition, Non-U.S. Holders (as defined in “Material United States Federal Income Tax Considerations”) of the Series A Preferred Stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax.  Please consult your independent tax advisor and read “Material United States Federal Income Tax Considerations” regarding the U.S. federal income tax consequences of an adjustment to the conversion rate of the Series A Preferred Stock.

USE OF PROCEEDS

All shares of Series A Preferred Stock and Common Stock offered by this prospectus are being registered for the account of the selling stockholders.  We will not receive any of the proceeds from the sale of these shares.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 1,300,000,000 shares of Common Stock and 200,000,000 shares of preferred stock (the “Preferred Stock”), par value $0.01 per share, the rights and preferences of which our Board of Directors may establish from time to time.  The rights and privileges of holders of our Common Stock are subject to any series of Preferred Stock that we may issue in the future.  As of February 14, 2024, 212,270,576 shares of Common Stock were issued and outstanding (and no shares of Common Stock subject to forfeiture conditions were issued and outstanding) and 1,162,085 shares of Preferred Stock, consisting entirely of Series A Preferred Stock, were issued and outstanding.

As of February 14, 2024, there was one record holder of the Common Stock and one record holder of the Series A Preferred Stock.  The following description of our capital stock does not purport to be complete and is subject to and qualified by our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), Fourth Amended and Restated Bylaws (the “Bylaws”), and the Certificate of Designations (defined below in “Description of Series A Preferred Stock—General”).  The Certificate of Incorporation, Bylaws and the Certificate of Designations are incorporated by reference in the registration statement for these securities that we have filed with the SEC.  You should read the Certificate of Incorporation, Bylaws and the Certificate of Designations for the provisions that are important to you.

Common Stock

Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights, which means that holders of a majority of the outstanding shares of Common Stock will be able to elect all of the directors, and holders of less than a majority of such shares will be unable to elect any director.  Subject to preferences that may be applicable to any outstanding shares of Preferred Stock created by the Board of Directors from time to time, holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available for dividend payments.

As a holding company, our ability to pay dividends is subject to our subsidiaries’ ability to make distributions to us.  Further, the credit agreements governing our indebtedness impose restrictions on our ability to declare dividends on our Common Stock.

The holders of Common Stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights.  There are no redemption or sinking fund provisions applicable to the Common Stock.  In the event of any liquidation, dissolution or winding-up of our affairs, holders of Common Stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of Preferred Stock, if any, including the Series A Preferred Stock.

Preferred Stock

The Certificate of Incorporation authorizes the Board of Directors to establish one or more series or classes of Preferred Stock and to determine, with respect to any series of Preferred Stock, the terms and rights of such series.  We believe that the ability of the Board of Directors to issue one or more series of Preferred Stock provides us with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise.  The authorized shares of Preferred Stock, as well as shares of Common Stock, are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.  Nasdaq currently requires stockholder approval as a prerequisite to listing shares in several instances, including where the present or potential issuance of shares could result in an increase in the number of shares of Common Stock, or in the amount of voting securities, outstanding of at least 20%.  If the approval of our stockholders is not required for the issuance of shares of Preferred Stock or Common Stock, the Board of Directors may determine not to seek stockholder approval.

Although the Board of Directors has no intention at the present time of doing so, it could issue a series of Preferred Stock that, depending on the terms of such series, could decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights, of the common stock and could impede the completion of a merger, tender offer or other takeover attempt.  The Board of Directors will make any determination to issue such shares based on its judgment as to the best interests of CommScope and its stockholders.  The Board of Directors, in so acting, could issue Preferred Stock having terms that could discourage an acquisition attempt through which an acquiror may be able to change the composition of the Board of Directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock.

DESCRIPTION OF SERIES A PREFERRED STOCK

The following is a summary of the material terms of the Series A Preferred Stock.  For a more complete description you should refer to the actual terms of the Series A Preferred Stock contained in the Certificate of Designations (as defined herein).  For purposes of this section titled “Description of Series A Preferred Stock,” unless otherwise defined, terms shall have the meaning as ascribed below in “—Definitions.”

General

On April 3, 2019, we filed with the Secretary of State of the State of Delaware (the “Secretary”) a Certificate of Designations of Series A Convertible Perpetual Preferred Stock (the “Initial Filing”) creating the Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and establishing the designations, preferences, conversion and other rights, voting, powers, restrictions, limitations as to dividends, qualifications and terms and conditions of the shares of the Series A Preferred Stock.  On March 30, 2020 and February 29, 2024, we filed Certificates of Increase of Shares Designated as Series A Preferred Stock with the Secretary (the “Certificates of Increase”) increasing the number of authorized shares constituting and designated as the Series A Preferred Stock (the Certificates of Increase, together with the Initial Filing, the “Certificate of Designations”).  The Initial Filing and the Certificates of Increase each became effective upon filing.

Classification and Number of Shares

The shares of such series of Preferred Stock were classified as “Series A Convertible Preferred Stock.” The number of authorized shares constituting the Series A Preferred Stock is 1,400,000.  That number from time to time may be increased or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by (a) further resolution duly adopted by the Board of Directors, or any duly authorized committee thereof, and (b) the filing of a certificate pursuant to the provisions of the DGCL stating that such increase or decrease, as applicable, has been so authorized.

Ranking

The Series A Preferred Stock ranks, with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company:

(i)
on a parity basis with each other class or series of Capital Stock of the Company now existing or hereafter authorized, the terms of which expressly provide that such class or series ranks on a parity basis with the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Parity Stock”);

(ii)
junior to each other class or series of Capital Stock of the Company now existing or hereafter authorized, the terms of which expressly provide that such class or series ranks senior to the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Senior Stock”); and

(iii)
senior to the Common Stock and each other class or series of Capital Stock of the Company now existing or hereafter authorized, the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Junior Stock”).

Dividends

Holders are entitled to receive dividends of the type and in the amount determined as set forth herein (such dividends, “Dividends”).

Accrual of Dividends

Dividends on each share of Series A Preferred Stock (i) accrue on a daily basis from and including the Issuance Date of such share, whether or not declared and whether or not the Company has assets legally available to make payment thereof, at a rate equal to the Dividend Rate as further specified below and (ii) are payable quarterly in arrears, if, as and when authorized by the Board of Directors, or any duly authorized committee thereof, and declared by the Company, to the extent not prohibited by law, on each Dividend Payment Date, commencing on the first Dividend Payment Date following the Issuance Date of such share.  The amount of Dividends accruing with respect to any share of Series A Preferred Stock for any day is determined by dividing (x) the Implied Quarterly Dividend Amount as of such day by (y) the actual number of days in the Dividend Payment Period in which such day falls; provided that if during any Dividend Payment Period any Accrued Dividends in respect of one or more prior Dividend Payment Periods are paid, then after the date of such payment the amount of Dividends accruing with respect to any share of Series A Preferred Stock for any day will be determined by dividing (x) the Implied Quarterly Dividend Amount (recalculated to take into account such payment of Accrued Dividends) by (y) the actual number of days in such Dividend Payment Period.  The amount of Dividends payable with respect to any share of Series A Preferred Stock for any Dividend Payment Period shall equal the sum of the daily Dividend amounts accrued with respect to such share during such Dividend Payment Period.  For the avoidance of doubt, for any share of Series A Preferred Stock with an Issuance Date that is not a Dividend Payment Date, the amount of Dividends payable with respect to the initial Dividend Payment Period for such share shall equal the product of (A) the daily accrual determined as specified in the prior sentence, assuming a full Dividend Payment Period in accordance with the definition of such term, and (B) the number of days from and including such Issuance Date to but excluding the next Dividend Payment Date.

Payment of Dividends

With respect to any Dividend Payment Date, the Company will pay, to the extent permitted by applicable law, in its sole discretion, Dividends (i) in cash (any Dividend or portion of a Dividend paid in cash, a “Cash Dividend”), if, as and when authorized by the Board of Directors, or any duly authorized committee thereof, and declared by the Company, (ii) as a dividend in kind, additional duly authorized, validly issued and fully paid and nonassessable shares of Series A Preferred Stock (any Dividend or portion of a Dividend paid in the manner provided in this clause, a “PIK Dividend”) having value (as determined in accordance with the immediately following sentence) equal to the amount of Accrued Dividends during such Dividend Payment Period or (iii) through a combination of either of the foregoing; provided that (A) Cash Dividend payments shall be aggregated per Holder and shall be made to the nearest cent (with $.005 being rounded upward), (B) if the Company pays a PIK Dividend, no fractional shares of Series A Preferred Stock shall be issued to any Holder (after taking into account all shares of Series A Preferred Stock held by such Holder) and in lieu of any such fractional share, the Company shall pay to such Holder, at the Company’s option, either (1) an amount in cash equal to the applicable fraction of a share of Series A Preferred Stock multiplied by the Liquidation Preference per share of Series A Preferred Stock or (2) one additional whole share of Series A Preferred Stock and (C) with respect to any Dividend Payment Date where the Company pays a combination of a PIK Dividend and a Cash Dividend, the proportion of a Dividend paid to any Holder that consists of a PIK Dividend (the “PIK Dividend Ratio”) shall be the same as the PIK Dividend Ratio with respect to each Dividend paid to each other Holder that receives a Dividend on such Dividend Payment Date.  In the event that the Company pays a PIK Dividend, each share of Series A Preferred Stock paid in connection therewith shall have a deemed value for such purpose equal to the Liquidation Preference per share of Series A Preferred Stock, and the number of additional shares of Series A Preferred Stock issuable to Holders in connection with the payment of a PIK Dividend will be, with respect to each share of Series A Preferred Stock, and without limiting the proviso above concerning fractional shares, the number (or fraction) obtained from the quotient of (1) the amount of the applicable PIK Dividend per share of Series A Preferred Stock divided by (2) the Liquidation Preference per share of Series A Preferred Stock.  Accrued Dividends in respect of any prior Dividend Payment Periods may be paid on any date (whether or not such date is a Dividend Payment Date) if, as and when authorized by the Board of Directors, or any duly authorized committee thereof as declared by the Company.  Notwithstanding anything to the contrary herein, the Company will pay the Dividend payable on any Dividend Payment Date in cash, if any time during the relevant Dividend Payment Period, the Company had outstanding any convertible debt on which the obligor was required to pay amounts treated as interest for U.S. Federal income tax purposes.

Arrearages

If the Company fails to declare and pay a full Dividend on the Series A Preferred Stock on any Dividend Payment Date or fails to deliver in full any cash, shares of Common Stock or other securities or property, as applicable, due upon any conversion, redemption or put or call, then any Dividends otherwise payable on such Dividend Payment Date on the Series A Preferred Stock shall continue to accrue and cumulate initially at a Dividend Rate of 8.0% per annum, which shall then increase by 0.50% on every three-month anniversary of such failure (but not, in any event, to greater than 11.0% per annum), until such failure is cured, payable quarterly in arrears on each Dividend Payment Date, for the period from and including the first Dividend Payment Date (or the Issuance Date, as applicable) upon which the Company fails to pay a full Dividend on the Series A Preferred Stock through but not including the latest of the day upon which the Company pays in accordance with the Certificate of Designations all Dividends on the Series A Preferred Stock that are then in arrears.  Dividends shall accumulate from the most recent date through which Dividends shall have been paid, or, if no Dividends have been paid, from the Issuance Date.

Record Date

The record date for payment of Dividends that are declared and paid on any relevant Dividend Payment Date is the close of business on the fifteenth (15th) day of the calendar month which contains the relevant Dividend Payment Date (each, a “Dividend Record Date”), and the record date for payment of any Accrued Dividends that were not declared and paid on any relevant Dividend Payment Date will be the close of business on the date that is established by the Board of Directors, or a duly authorized committee thereof, as such, which will not be more than forty-five (45) days prior to the date on which such Dividends are paid (each, an “Accrued Dividend Record Date”), in each case whether or not such day is a Business Day.

Priority of Dividends

So long as any shares of Series A Preferred Stock remain outstanding, unless full Dividends on all outstanding shares of Series A Preferred Stock have been declared and paid, including any accrued and unpaid Dividends on the Series A Preferred Stock that are then in arrears, or have been or contemporaneously are declared and a sum sufficient for the payment of those dividends has been or is set aside for the benefit of the Holders, the Company may not declare any dividend on, or make any distributions relating to, Junior Stock or Parity Stock, or redeem, purchase, acquire (either directly or through any Subsidiary) or make a liquidation payment relating to, any Junior Stock or Parity Stock, other than:

(i)
purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of current or former employees, officers, directors or consultants;

(ii)	purchases of Junior Stock through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock;

(iii)
as a result of an exchange or conversion of any class or series of Parity Stock or Junior Stock for any other class or series of Parity Stock (in the case of Parity Stock) or Junior Stock (in the case of Parity Stock or Junior Stock);

(iv)
purchases of fractional interests in shares of Parity Stock or Junior Stock pursuant to the conversion or exchange provisions of such Parity Stock or Junior Stock or the security being converted or exchanged;

(v)	payment of any dividends in respect of Junior Stock where the dividend is in the form of the same stock or rights to purchase the same stock as that on which the dividend is being paid;

(vi)	distributions of Junior Stock or rights to purchase Junior Stock; or

(vii)	any dividend in connection with the implementation of a shareholders’ rights or similar plan, or the redemption or repurchase of any rights under any such.

Notwithstanding the foregoing, for so long as any shares of Series A Preferred Stock remain outstanding, if dividends are not declared and paid in full upon the shares of Series A Preferred Stock and any Parity Stock, all dividends declared upon shares of Series A Preferred Stock and any Parity Stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that all accrued and unpaid dividends as of the end of the most recent Dividend Payment Period per share of Series A Preferred Stock and accrued and unpaid dividends as of the end of the most recent dividend period per share of any Parity Stock bear to each other.

Subject to the foregoing provisions, dividends may be authorized by the Board of Directors, or any duly authorized committee thereof, and declared and paid by the Company, or any duly authorized committee thereof, on any Junior Stock and Parity Stock from time to time and the Holders will not be entitled to participate in those dividends (other than pursuant to the adjustments otherwise described below).

Conversion Following a Record Date

If the Conversion Date for any shares of Series A Preferred Stock is prior to the close of business on a Dividend Record Date or an Accrued Dividend Record Date, the Holder of such shares will not be entitled to any dividend in respect of such Dividend Record Date or Accrued Dividend Record Date, as applicable, other than through the inclusion of Accrued Dividends as of the Conversion Date in the calculation under “—Right of the Holders to Convert” or “—Mandatory Conversion by the Company”, as applicable.  If the Conversion Date for any shares of Series A Preferred Stock is after the close of business on a Dividend Record Date or an Accrued Dividend Record Date but prior to the corresponding payment date for such dividend, the Holder of such shares as of such Dividend Record Date or Accrued Dividend Record Date, as applicable, shall be entitled to receive such dividend, notwithstanding the conversion of such shares prior to the applicable Dividend Payment Date; provided that the amount of such Dividend shall not be included for the purpose of determining the amount of Accrued Dividends under “—Right of the Holders to Convert” or “—Mandatory Conversion by the Company”, as applicable, with respect to such Conversion Date.

Liquidation Rights

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the Holders shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Stock, and subject to the rights of the holders of any Senior Stock or Parity Stock and the rights of the Company’s existing and future creditors, to receive in full a liquidating distribution in cash and in the amount per share of Series A Preferred Stock equal to the greater of (i) the sum of (A) the Liquidation Preference plus (B) the Accrued Dividends with respect to such share of Series A Preferred Stock as of the date of such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and (ii) the amount such Holders would have received had such Holders, immediately prior to such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, converted such shares of Series A Preferred Stock into Common Stock (pursuant to “—Right of the Holders to Convert” without regard to any of the limitations on convertibility contained therein).  Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in the liquidation provisions of the Certificate of Designations and will have no right or claim to any of the Company’s remaining assets.

Partial Payment

If in connection with any distribution described in “—Liquidation Rights—Liquidation” above, the assets of the Company or proceeds therefrom are not sufficient to pay in full the aggregate liquidating distributions required to be paid thereunder to all Holders and the liquidating distributions payable to all holders of any Parity Stock, the amounts distributed to the Holders and to the holders of all such Parity Stock shall be paid pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled if all amounts payable thereon were paid in full.

Merger, Consolidation and Sale of Assets Not Liquidation

The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, nor shall the merger, consolidation, statutory exchange or any other business combination transaction of the Company into or with any other Person or the merger, consolidation, statutory exchange or any other business combination transaction of any other Person into or with the Company be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Right of the Holders to Convert

Each Holder has the right, at such Holder’s option, subject to the conversion procedures set forth in the Certificate of Designations, to convert each share of such Holder’s Series A Preferred Stock at any time into (i) the number of shares of Common Stock equal to the quotient of (A) the sum of the Liquidation Preference and the Accrued Dividends with respect to such share of Series A Preferred Stock as of the applicable Conversion Date divided by (B) the Conversion Price as of the applicable Conversion Date plus (ii) cash in lieu of fractional shares as set forth in “—Anti-Dilution Adjustments— Fractional Shares”.  The right of conversion may be exercised as to all or any portion of such Holder’s Series A Preferred Stock from time to time; provided that, in each case, no right of conversion may be exercised by a Holder in respect of fewer than 1,000 shares of Series A Preferred Stock (unless such conversion relates to all shares of Series A Preferred Stock held by such Holder).

The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of the Series A Preferred Stock, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding.  Any shares of Common Stock issued upon conversion of Series A Preferred Stock shall be duly authorized, validly issued, fully paid and nonassessable.

Notwithstanding the foregoing or anything else in the Certificate of Designations to the contrary, unless and until the Stockholder Approval (to the extent required under the listing rules of Nasdaq) is obtained, (i) the Holders shall not have the right to acquire shares of Common Stock, and the Company shall not be required to issue shares of Common Stock, in excess of the Share Cap and (ii) no Holder shall have the right to acquire shares of Common Stock, and the Company shall not be required to issue shares of Common Stock to such Holder, in excess of such Holder’s Individual Holder Share Cap (collectively, the “Conversion Restrictions”), and in each case, the Company shall either obtain Stockholder Approval of such issuances or deliver, in lieu of any shares of Common Stock otherwise deliverable upon conversion in excess of the Conversion Restrictions, an amount of cash per share equal to the VWAP per share of Common Stock on the Trading Day immediately preceding the Conversion Date (such cash amount, the “Excess Amount”).

Mandatory Conversion by the Company

If the VWAP per share of Common Stock was greater than the Mandatory Conversion Price for at least thirty (30) Trading Days in (i) any period of forty-five (45) consecutive Trading Days (such forty-five (45) consecutive Trading Day period, the “Trading Period”) and (ii) the final five (5) consecutive Trading Days of the applicable Trading Period, the Company may elect to convert (a “Mandatory Conversion”) all, but not less than all, of the outstanding shares of Series A Preferred Stock into shares of Common Stock (the date selected by the Company for any Mandatory Conversion, the “Mandatory Conversion Date”).  In the case of a Mandatory Conversion, each share of Series A Preferred Stock then outstanding shall be converted into (i) the number of shares of Common Stock equal to the quotient of (A) the sum of the Liquidation Preference and the Accrued Dividends with respect to such share of Series A Preferred Stock as of the Mandatory Conversion Date divided by (B) the Conversion Price of such share in effect as of the Mandatory Conversion Date plus (ii) cash in lieu of fractional shares as set forth in “—Anti-Dilution Adjustments—Fractional Shares”; provided that, if as a result of the Conversion Restrictions, all shares of Series A Preferred Stock may not be converted into Common Stock at such time, either obtain Stockholder Approval of such issuances or deliver the maximum number of shares of Common Stock that may be issued upon conversion of the Series A Preferred Stock at such time, together with an amount of cash equal to the Excess Amount in lieu of any such shares of Common Stock otherwise deliverable upon a Mandatory Conversion in excess of the Conversion Restrictions.

Notice of Mandatory Conversion

If the Company elects to effect Mandatory Conversion, the Company shall, within ten (10) Business Days following the completion of the applicable forty-five (45) day Trading Period referred to above, provide notice of Mandatory Conversion to each Holder (such notice, a “Notice of Mandatory Conversion”).  For the avoidance of doubt, a Notice of Mandatory Conversion does not limit a Holder’s right to convert on a Conversion Date prior to the Mandatory Conversion Date.  The Mandatory Conversion Date selected by the Company shall be no less than ten (10) Business Days and no more than twenty (20) Business Days after the date on which the Company provides the Notice of Mandatory Conversion to the Holders.  The Notice of Mandatory Conversion will state, as appropriate (i) the Mandatory Conversion Date selected by the Company and (ii) the Conversion Rate as in effect on the Mandatory Conversion Date, the number of shares of Common Stock to be issued to such Holder upon conversion of each share of Series A Preferred Stock held by such Holder and, if applicable, the amount of Accrued Dividends as of the Mandatory Conversion Date.

Effect of Conversion

Effect of Conversion

Effective immediately prior to the close of business on the Conversion Date applicable to any shares of Series A Preferred Stock, Dividends shall no longer accrue or be declared on any such shares of Series A Preferred Stock, and such shares of Series A Preferred Stock shall cease to be outstanding.

Record Holder of Underlying Securities as of Conversion Date

The Person or Persons entitled to receive the Common Stock and, to the extent applicable, cash, securities or other property issuable upon conversion of Series A Preferred Stock on a Conversion Date shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or cash, securities or other property as of the close of business on such Conversion Date.  As promptly as practicable on or after the Conversion Date and compliance by the applicable Holder with the relevant procedures set forth in the Certificate of Designations (and in any event no later than three (3) Trading Days thereafter; provided however that, if a written notice from the Holder specifies a date of delivery for any shares of Common Stock, such shares shall be delivered on the date so specified, which shall be no earlier than the second Business Day immediately following the date of such notice and no later than the seventh Business Day thereafter), the Company shall issue the number of whole shares of Common Stock issuable upon conversion (and deliver payment of cash in lieu of fractional shares as set forth in “— Anti-Dilution Adjustments—Fractional Shares” and any Excess Amount) and, to the extent applicable, any cash, securities or other property issuable thereon.  Such delivery of shares of Common Stock, securities or other property shall be made by book-entry or, at the request of the Holder, through the facilities of The Depositary Trust Company or in certificated form.  Any such certificate or certificates shall be delivered by the Company to the appropriate Holder on a book-entry basis, through the facilities of The Depositary Trust Company, or by mailing certificates evidencing the shares to the Holders, in each case at their respective addresses as set forth in the Conversion Notice (in the case of a conversion by a Holder) or in the records of the Company or as set forth in a notice from the Holder to the Conversion Agent, as applicable (in the case of a Mandatory Conversion).  In the event that a Holder shall not by written notice designate the name in which shares of Common Stock (and payments of cash in lieu of fractional shares) and, to the extent applicable, cash, securities or other property to be delivered upon conversion of shares of Series A Preferred Stock should be registered or paid, or the manner in which such shares, cash, securities or other property should be delivered, the Company shall be entitled to register and deliver such shares, securities or other property, and make such payment, in the name of the Holder and in the manner shown on the records of the Company.

Status of Converted or Reacquired Shares

Shares of Series A Preferred Stock converted in accordance with the Certificate of Designations, or otherwise acquired by the Company in any manner whatsoever, shall be retired promptly after the conversion or acquisition thereof.  All such shares shall, upon their retirement and any filing required by the DGCL, become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors pursuant to the provisions of the Certificate of Incorporation.

Change of Control

Repurchase at the Option of the Holder

Upon the occurrence of a Change of Control, each Holder of outstanding shares of Series A Preferred Stock shall have the option to require the Company to purchase (a “Change of Control Put”) any or all of its shares of Series A Preferred Stock at a purchase price per share of Series A Preferred Stock, payable in cash (in the case of clause (i)) or the applicable consideration (in the case of clause (ii)), equal to, at the Holder’s election (or if the Holder does not so elect, the greater of) (i) the Liquidation Preference of such share of Series A Preferred Stock plus the Accrued Dividends in respect of such share of Series A Preferred Stock, in each case as of the applicable Change of Control Purchase Date and (ii) the amount of cash and/or other assets such Holder would have received in the transaction constituting a Change of Control had such Holder, immediately prior to such Change of Control, converted such share of Series A Preferred Stock into Common Stock (pursuant to such Holder’s conversion rights without regard to any of the limitations on convertibility contained therein); provided however that, if the kind or amount of securities, cash and other property receivable in such transaction is not the same for each share of Common Stock held immediately prior to such transaction by a Person, then the kind and amount of securities, cash and other property receivable upon Change of Control Put following such transaction will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock (the “Change of Control Put Price”); provided that, in each case (but, for purposes of clarity, not in the event where such holder actually converts its shares of Series A Preferred Stock into Common Stock), the Company shall only be required to pay the Change of Control Put Price to the extent such purchase can be made out of funds legally available therefor.

Redemption by the Company

In the case of a Change of Control (other than pursuant to clause (c) of the definition of such term) (provided that for purposes of this “—Change of Control—Redemption by the Company”, the references to “a majority” in the definition of Change of Control shall be deemed to be references to “80%”), the Company may elect to redeem (the “Change of Control Call”), contingent upon and contemporaneously with the consummation of the Change of Control, but subject to the right of the Holders to convert the Series A Preferred Stock pursuant to such Holder’s conversion rights prior to any such redemption, all of the shares of Series A Preferred Stock at a redemption price per share, payable in cash (in the case of clause (i)) or the applicable consideration (in the case of clause (ii)), equal to, at the Holder’s option (or if the Holder does not so elect, the greater of) (i) (x) the Liquidation Preference as of the date of redemption plus (y) Accrued Dividends as of the date of redemption, plus (z) if the applicable redemption date is prior to the fifth anniversary of the first Dividend Payment Date, the amount equal to the net present value (computed using a discount rate of 10%) of the sum of all Dividends that would otherwise be payable on such share of Series A Preferred Stock on and after the applicable redemption date to and including the fifth anniversary of the first Dividend Payment Date and assuming the Company chose to pay such Dividends in cash and (ii) the amount of cash and/or other assets a Holder would have received had such Holder, immediately prior to such Change of Control, converted such share of Series A Preferred Stock into Common Stock (pursuant to such Holder’s conversion rights without regard to any of the limitations on convertibility contained therein) (the “Change of Control Call Price”).

Treatment of Shares

Until a share of Series A Preferred Stock is purchased by the payment in full of the applicable Change of Control Put Price or Change of Control Call Price, such share of Series A Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights provided herein, including that such share (x) may be converted pursuant to the Holder’s conversion rights and, if not so converted, (y) shall (A) accrue Dividends and (B) entitle the Holder thereof to the voting rights provided in “— Voting Rights”; provided that any such shares that are converted prior to or on the Change of Control Purchase Date (in the case of a Change of Control Put) or the effective date of such Change of Control (in the case of a Change of Control Call) in accordance with the Certificate of Designations shall not be entitled to receive any payment of the Change of Control Put Price or Change of Control Call Price, as applicable.

Sufficient Funds

If the Company shall not have sufficient funds legally available under the DGCL to purchase all shares of Series A Preferred Stock that Holders have requested to be purchased under “—Repurchase at the Option of the Holder” (the “Required Number of Shares”), the Company shall (i) purchase, pro rata among the Holders that have requested their shares be purchased, a number of shares of Series A Preferred Stock with an aggregate Change of Control Put Price equal to the amount legally available for the purchase of shares of Series A Preferred Stock under the DGCL and (ii) purchase any shares of Series A Preferred Stock not purchased because of the foregoing limitations at the applicable Change of Control Put Price as soon as practicable after the Company is able to make such purchase out of assets legally available for the purchase of such share of Series A Preferred Stock.  The inability of the Company (or its successor) to make a purchase payment for any reason shall not relieve the Company (or its successor) from its obligation to effect any required purchase when, as and if permitted by applicable law.  If the Company fails to pay the Change of Control Put Price or the Change of Control Call Price in full when due in accordance with the Certificate of Designations in respect of some or all of the shares or Series A Preferred Stock to be repurchased pursuant to the Change of Control Put or the Change of Control Call, the Company will pay Dividends on such shares not repurchased initially at a Dividend Rate equal to 8.0% per annum, which shall then increase by 0.50% on every three-month anniversary after such failure (but not, in any event, to greater than 11.0% per annum), accruing daily from such date until the Change of Control Put Price or the Change of Control Call Price, as applicable, plus all Accrued Dividends thereon, are paid in full in respect of such shares of Series A Preferred Stock.  Notwithstanding the foregoing, in the event a Holder elects to exercise a Change of Control Put at a time when the Company is restricted or prohibited (contractually or otherwise) from redeeming some or all of the Series A Preferred Stock subject to the Change of Control Put, the Company will use its commercially reasonable efforts to obtain the requisite consents to remove or obtain an exception or waiver to such restrictions or prohibition.

Upon full payment of the Change of Control Put Price or the Change of Control Call Price, as applicable, for any shares of Series A Preferred Stock subject to a Change of Control Put or Change of Control Call, such shares will cease to be entitled to any dividends that may thereafter be payable on the Series A Preferred Stock; such shares of Series A Preferred Stock will no longer be deemed to be outstanding for any purpose; and all rights (except the right to receive the Change of Control Put Price or Change of Control Call Price, as applicable) of the Holder of such shares of Series A Preferred Stock shall cease and terminate with respect to such shares.

Change of Control Agreements

The Company may not enter into any agreement for a transaction constituting a Change of Control unless (i) such agreement provides for or does not interfere with or prevent (as applicable) the exercise by the Holders of their Change of Control Put, and (ii) the acquiring or surviving Person in such Change of Control represents or covenants, in form and substance reasonably satisfactory to the Board of Directors acting in good faith, that at the closing of such Change of Control that such Person shall have sufficient funds (which may include, without limitation, cash and cash equivalents on the Company’s balance sheet, the proceeds of any debt or equity financing, available lines of credit or uncalled capital commitments) to consummate such Change of Control and the payment of the Change of Control Put Price in respect of shares of Series A Preferred Stock that have not been converted into Common Stock prior to the Change of Control Effective Date.

Redemption at the Option of the Holder

On each Designated Redemption Date, each Holder of shares of Series A Preferred Stock shall have the right (a “Holder Redemption Right”) to require the Company to redeem any or all of the shares of Series A Preferred Stock of such Holder outstanding on such Designated Redemption Date, in each case to the extent not prohibited by law, at a redemption price equal to the sum of (x) the Liquidation Preference of the shares of Series A Preferred Stock to be redeemed plus (y) the Accrued Dividends with respect to such shares of Series A Preferred Stock as of the applicable Redemption Date (such price, the “Redemption Price”).

The Redemption Price will be payable, at the Company’s option, in cash (a “Cash Settlement”) or a combination of cash and Common Stock (“Combination Settlement” and, together with Cash Settlement, the “Settlement Methods”); provided that in the case of a Combination Settlement (A) the maximum portion of the Redemption Price that may be paid in Common Stock shall be the lesser of (x) 50% of the Redemption Price, (y) the portion of the Redemption Price that may be paid in shares of Common Stock such that the number of shares of Common Stock issued to such Holder pursuant to this Section 10(a) does not exceed 15% of the issued and outstanding shares of Common Stock after giving effect to the issuance and (z) the portion of the Redemption Price that may be paid in shares of Common Stock without violating the Conversion Restrictions, and (B) the number of shares of Common Stock to be delivered pursuant to a Combination Settlement shall equal the portion of the Redemption Price to be delivered in shares of Common Stock divided by the product of (x) 92.5% and (y) the arithmetic average of the VWAP per share of Common Stock for each of the thirty (30) consecutive full Trading Days ending on the third Trading Day immediately preceding the Redemption Date.

If a Holder does not elect to exercise its Holder Redemption Right with respect to all of its shares of Series A Preferred Stock (and has not revoked such exercise), the shares of Series A Preferred Stock held by it and not surrendered for redemption by the Company will remain outstanding until otherwise subsequently converted, redeemed, reclassified or canceled.  From and after the Redemption Date with respect to any share of Series A Preferred Stock for which a Holder elected to effect a Holder Redemption Right and the Company has redeemed, (i) Dividends shall cease to accrue on such share, (ii) such share shall no longer be deemed outstanding and (iii) all rights with respect to such share shall cease and terminate.  For the avoidance of doubt, notwithstanding anything contained in the Certificate of Designations to the contrary, until a share of Series A Preferred Stock is redeemed by the payment in full of the applicable Redemption Price, such share of Series A Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights provided herein including the right to convert.

In the event that a Holder Redemption Right is exercised with respect to shares of Series A Preferred Stock representing less than all the shares of Series A Preferred Stock held by a Holder, upon such redemption, the Company shall execute and the Transfer Agent shall countersign and deliver to such Holder, at the expense of the Company, a certificate representing the shares of Series A Preferred Stock held by the Holder as to which a Holder Redemption Right was not exercised (or book-entry interests representing such shares).

If the Company shall not have sufficient funds legally available under the DGCL to redeem, as of any Designated Redemption Date, all shares of Series A Preferred Stock with respect to which Holders have exercised a Holder Redemption Right, the Company shall redeem on such Designated Redemption Date, pro rata among the Holders that have exercised their Holder Redemption Right, a number of shares of Series A Preferred Stock with an aggregate Redemption Price equal to the amount legally available under the DGCL for the redemption of shares of Series A Preferred Stock on such Designated Redemption Date.  At such time, as soon as practicable thereafter, that the Company has sufficient funds legally available under the DGCL to redeem such shares of Series A Preferred Stock not redeemed because of the foregoing limitation at the applicable Redemption Price, the Company shall provide notice to the Holders of the availability of such funds and the Holders at that time may elect to invoke their Holder Redemption Right.  In addition, if the Company does not make the redemption payment as of any Designated Redemption Date relating to all of the shares of Series A Preferred Stock with respect to which Holders have exercised a Holder Redemption Right, the Company will pay Dividends on such shares not redeemed initially at a Dividend Rate equal to 8.0% per annum, which shall then increase by 0.50% on every three-month anniversary of the Designated Redemption Date (but not, in any event, to greater than 11.0% per annum), accruing daily from the Designated Redemption Date until the Redemption Price, plus all Accrued Dividends thereon, are paid in full in respect of such shares of Series A Preferred Stock.  The inability of the Company to make a redemption payment for any reason shall not relieve the Company from its obligation to effect any required redemption when, as and if permitted by applicable law.

Anti-Dilution Adjustments

Adjustments

The Conversion Rate is subject to adjustment, without duplication, upon the occurrence of the following events, except that the Company shall not make any adjustment to the Conversion Rate if Holders of the Series A Preferred Stock participate, at the same time and upon the same terms as holders of Common Stock and solely as a result of holding shares of Series A Preferred Stock, in any transaction described in the anti-dilution provisions of the Certificate of Designations, without having to convert their Series A Preferred Stock, as if they held a number of shares of Common Stock equal to the Conversion Rate multiplied by the number of shares of Series A Preferred Stock held by such Holders:

(i)
The issuance of Common Stock as a dividend or distribution to all or substantially all holders of Common Stock, or a subdivision or combination of Common Stock or a reclassification of Common Stock into a greater or lesser number of shares of Common Stock, in which event the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x (OS1 / OS0)
CR0 = the Conversion Rate in effect immediately prior to the close of business on (i) the Record Date for such dividend or distribution, or (ii) the effective date of such subdivision, combination or reclassification

CR1 = the new Conversion Rate in effect immediately after the close of business on (i) the Record Date for such dividend or distribution, or (ii) the effective date of such subdivision, combination or reclassification

OS0 = the number of shares of Common Stock outstanding immediately prior to the close of business on (i) the Record Date for such dividend or distribution or (ii) the effective date of such subdivision, combination or reclassification

OS1 = the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, the completion of such event

Any adjustment made pursuant to clause (i) above shall be effective immediately after the close of business on the Record Date for such dividend or distribution, or the effective date of such subdivision, combination or reclassification.  If any such event is announced or declared but does not occur, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors announces that such event shall not occur, to the Conversion Rate that would then be in effect if such event had not been declared.

(ii)
The dividend, distribution or other issuance to all or substantially all holders of Common Stock of rights (other than rights, options or warrants distributed in connection with a stockholder rights plan (in which event the provisions of clause (vii) below shall apply), options or warrants entitling them to subscribe for or purchase shares of Common Stock for a period expiring forty-five (45) days or less from the date of issuance thereof, at a price per share that is less than the Current Market Price as of the Record Date for such issuance, in which event the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x [(OS0+X))] / (OS0+Y)
CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend, distribution or issuance

CR1 = the new Conversion Rate in effect immediately following the close of business on the Record Date for such dividend, distribution or issuance

OS0 = the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such dividend, distribution or issuance X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the Current Market Price as of the Record Date for such dividend, distribution or issuance

For purposes of clause (ii) above, in determining whether any rights, options or warrants entitle the holders to purchase the Common Stock at a price per share that is less than the Current Market Price as of the Record Date for such dividend, distribution or issuance, there shall be taken into account any consideration the Company receives for such rights, options or warrants, and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be the Fair Market Value thereof.

Any adjustment made pursuant to clause (ii) above shall become effective immediately following the close of business on the Record Date for such dividend, distribution or issuance.  In the event that such rights, options or warrants are not so issued, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights, options or warrants, to the Conversion Rate that would then be in effect if such dividend, distribution or issuance had not been declared.  To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the dividend, distribution or issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.

(iii)
The Company or one or more of its Subsidiaries purchases Common Stock pursuant to a tender offer or exchange offer (other than an exchange offer that constitutes a Distribution Transaction subject to clause (v) below) by the Company or a Subsidiary of the Company for all or any portion of the Common Stock, or otherwise acquires Common Stock (except (1) in an open market purchase in compliance with Rule 10b-18 promulgated under the Exchange Act, (2) through an “accelerated share repurchase” on customary terms or (3) in connection with a tax withholding upon vesting or settlement of options, restricted stock units, performance share units or other similar equity awards or upon forfeiture or cashless exercise of options or other equity awards) (a “Covered Repurchase”), if the cash and value of any other consideration included in the payment per share of Common Stock validly tendered, exchanged or otherwise acquired through a Covered Repurchase exceeds the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days commencing on, and including, the Trading Day next succeeding the last day on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) or shares of Common Stock are otherwise acquired through a Covered Repurchase (the “Expiration Date”), in which event the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x [(FMV + (SP1 x OS1))] / (SP1 x OS0)

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Expiration Date

CR1 = the new Conversion Rate in effect immediately after the close of business on the Expiration Date

FMV = the Fair Market Value, on the Expiration Date, of all cash and any other consideration paid or payable for all shares validly tendered or exchanged and not withdrawn, or otherwise acquired through a Covered Repurchase, as of the Expiration Date

OS0 = the number of shares of Common Stock outstanding immediately prior to the last time tenders or exchanges may be made pursuant to such tender or exchange offer (including the shares to be purchased in such tender or exchange offer) or shares are otherwise acquired through a Covered Repurchase

OS1 = the number of shares of Common Stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (after giving effect to the purchase of shares in such tender or exchange offer) or shares are otherwise acquired through a Covered Repurchase

SP1 = the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days commencing on, and including, the Trading Day next succeeding the Expiration Date

Such adjustment shall become effective immediately after the close of business on the Expiration Date.  If an adjustment to the Conversion Rate is required, delivery of any additional shares of Common Stock that may be deliverable upon conversion as a result of a required adjustment shall be delayed to the extent necessary in order to complete the calculations.

In the event that the Company or any of its Subsidiaries is obligated to purchase Common Stock pursuant to any such tender offer, exchange offer or other commitment to acquire shares of Common Stock through a Covered Repurchase but is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be the Conversion Rate that would have been then in effect if such tender offer, exchange offer or Covered Repurchase had not been made.

(iv)
The Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock (other than for cash in lieu of fractional shares), shares of any class of its Capital Stock, evidences of its indebtedness, assets, other property or securities, but excluding (A) dividends or distributions referred to in clause (i) or clause (ii) above, (B) Distribution Transactions as to which clause (v) below shall apply, (C) dividends or distributions paid exclusively in cash as to which clause (vi) below shall apply and (D) rights, options or warrants distributed in connection with a stockholder rights plan as to which clause (vii) below shall apply (any of such shares of its Capital Stock, indebtedness, assets or property that are not so excluded are hereinafter called the “Distributed Property”), then, in each such case the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x [SP0 / (SP0 - FMV)]
CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution

CR1 = the new Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution

SP0 = the Current Market Price as of the Record Date for such dividend or distribution

FMV = the Fair Market Value of the portion of Distributed Property distributed with respect to each outstanding share of Common Stock on the Record Date for such dividend or distribution; provided that, if FMV is equal or greater than SP0, then in lieu of the foregoing adjustment, the Company shall distribute to each holder of Series A Preferred Stock on the date the applicable Distributed Property is distributed to holders of Common Stock, but without requiring such holder to convert its shares of Series A Preferred Stock, in respect of each share of Series A Preferred Stock held by such holder, the amount of Distributed Property such holder would have received had such holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such dividend or distribution

Any adjustment made pursuant to clause (iv) above shall be effective immediately after the close of business on the Record Date for such dividend or distribution.  If any such dividend or distribution is declared but does not occur, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors announces that such dividend or distribution shall not occur, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(v)
The Company effects a Distribution Transaction, in which case the Conversion Rate in effect immediately prior to the effective date of the Distribution Transaction shall be increased based on the following formula:

CR1 = CR0 x [(FMV + MP0) / MP0]
CR0 = the Conversion Rate in effect immediately prior to the close of business on the effective date of the Distribution Transaction

CR1 = the new Conversion Rate in effect immediately after the close of business on the effective date of the Distribution Transaction

FMV = the arithmetic average of the volume-weighted average prices for a share of the capital stock or other interest distributed to holders of Common Stock on the principal United States securities exchange or automated quotation system on which such capital stock or other interest trades, as reported by Bloomberg (or, if Bloomberg ceases to publish such price, any successor service chosen by the Company) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of such capital stock or other interest on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained for such purpose by the Company), for each of the ten consecutive full Trading Days commencing with, and including, the effective date of the Distribution Transaction

MP0 = the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days commencing on, and including, the effective date of the Distribution Transaction

Such adjustment shall become effective immediately following the close of business on the effective date of the Distribution Transaction.  If an adjustment to the Conversion Rate is required, delivery of any additional shares of Common Stock that may be deliverable upon conversion as a result of a required adjustment shall be delayed to the extent necessary in order to complete the calculations.

(vi)	The Company makes a cash dividend or distribution to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x [SP0 / (SP0 - C)]
CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution

CR1 = the new Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution

SP0 = the Current Market Price as of the Record Date for such dividend or distribution

C = the amount in cash per share of Common Stock the Company distributes to all or substantially all holders of its Common Stock; provided that, if C is equal or greater than SP0, then in lieu of the foregoing adjustment, the Company shall pay to each holder of Series A Preferred Stock on the date the applicable cash dividend or distribution is made to holders of Common Stock, but without requiring such holder to convert its shares of Series A Preferred Stock, in respect of each share of Series A Preferred Stock held by such holder, the amount of cash such holder would have received had such holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such dividend or distribution

Any adjustment made pursuant to clause (vi) above shall be effective immediately after the close of business on the Record Date for such dividend or distribution.  If any dividend or distribution is declared but not paid, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors announces that such dividend or distribution will not be paid, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(vii)
If the Company has a stockholder rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any shares of the Series A Preferred Stock, Holders of such shares will receive, in addition to the applicable number of shares of Common Stock, the rights under such rights plan relating to such Common Stock, unless, prior to such Conversion Date, the rights have (i) become exercisable or (ii) separated from the shares of Common Stock (the first of such events to occur, a “Trigger Event”), in which case, the Conversion Rate will be adjusted, effective automatically at the time of such Trigger Event, as if the Company had made a distribution of such rights to all holders of the Company Common Stock as described in clause (ii) above (without giving effect to the forty-five (45) day limit on the exercisability of rights, options or warrants ordinarily subject to clause (ii) above), subject to appropriate readjustment in the event of the expiration, termination or redemption of such rights prior to the exercise, deemed exercise or exchange thereof.  Notwithstanding the foregoing, to the extent any such stockholder rights are exchanged by the Company for shares of Common Stock or other property or securities, the Conversion Rate shall be appropriately readjusted as if such stockholder rights had not been issued, but the Company had instead issued such shares of Common Stock or other property or securities as a dividend or distribution of shares of Common Stock pursuant to clause (i) above or clause (iv) above, as applicable.

To the extent that such rights are not exercised prior to their expiration, termination or redemption, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the occurrence of the Trigger Event been made on the basis of the issuance of, and the receipt of the exercise price with respect to, only the number of shares of Common Stock actually issued pursuant to such rights.

No adjustment shall be required to be made to the Conversion Rate with respect to any Holder which is, or is an “affiliate” or “associate” of, an “acquiring person” under such stockholder rights plan or with respect to any direct or indirect transferee of such Holder who receives Series A Preferred Stock in such transfer after the time such Holder becomes, or its affiliate or associate becomes, such an “acquiring person.”

Calculation of Adjustments

All adjustments to the Conversion Rate shall be calculated by the Company to the nearest 1/10,000th of one share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share).  No adjustment to the Conversion Rate will be required unless such adjustment would require an increase or decrease of at least one percent of the Conversion Rate; provided, however, that any such adjustment that is not required to be made will be carried forward and taken into account in any subsequent adjustment; provided, further that any such adjustment of less than one percent that has not been made will be made upon any Conversion Date or redemption or repurchase date.

When No Adjustment Required

Except as specifically provided in the anti-dilution provisions of the Certificate of Designations, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing, or for the repurchase of Common Stock.

Except as otherwise provided in the anti-dilution provisions of the Certificate of Designations, the Conversion Rate will not be adjusted as a result of the issuance of, the distribution of separate certificates representing, the exercise or redemption of, or the termination or invalidation of, rights pursuant to any stockholder rights plans.  No adjustment to the Conversion Rate will be made:

(a)
upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under any plan in which purchases are made at market prices on the date or dates of purchase, without discount, and whether or not the Company bears the ordinary costs of administration and operation of the plan, including brokerage commissions;

(b)
upon the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries or of any employee agreements or arrangements or programs;

(c)	upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security;

(d)	for a change in the par value of the Common Stock; or

(e)
as a result of the Acquisition, the Refinancing or Debt Financing, including the issuance of any shares of Common Stock or options or rights to purchase such shares or any other equity awards in connection with the Acquisition.

Successive Adjustments

After an adjustment to the Conversion Rate, any subsequent event requiring an adjustment shall cause an adjustment to each such Conversion Rate as so adjusted.

Multiple Adjustments

For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Conversion Rate under more than one of the foregoing provisions, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments; provided, however, that if more than one provision is applicable to a single event, the provision shall be applied that produces the largest adjustment.

Fractional Shares

No fractional shares of Common Stock will be delivered to the Holders upon conversion.  In lieu of fractional shares otherwise issuable, the Holders will be entitled to receive, at the Company’s sole discretion, either (i) an amount in cash equal to the fraction of a share of Common Stock multiplied by the Closing Price of the Common Stock on the Trading Day immediately preceding the applicable Conversion Date or (ii) one additional whole share of Common Stock.  In order to determine whether the number of shares of Common Stock to be delivered to a Holder upon the conversion of such Holder’s shares of Series A Preferred Stock will include a fractional share, such determination shall be based on the aggregate number of shares of Series A Preferred Stock of such Holder that are being converted on any single Conversion Date.

Adjustment for Reorganization Events

Reorganization Events

In the event of:

(i)
any reclassification, statutory exchange, merger, consolidation or other similar business combination of the Company with or into another Person, in each case, pursuant to which at least a majority of the Common Stock is changed or converted into, or exchanged for, cash, securities or other property of the Company or another Person;

(ii)
any sale, transfer, lease or conveyance to another Person of all or a majority of the property and assets of the Company, in each case pursuant to which the Common Stock is converted into cash, securities or other property; or

(iii)
any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition) or reclassification, recapitalization or reorganization of the Common Stock into other securities;

(each of which is referred to as a “Reorganization Event”), each share of Series A Preferred Stock outstanding immediately prior to such Reorganization Event will, without the consent of the Holders and subject to “—Adjustment for Reorganization Events—Reorganization Event Agreements” and “— Voting Rights—Adverse Changes”, remain outstanding but shall become convertible into, out of funds legally available therefor, the number, kind and amount of securities, cash and other property (the “Exchange Property”) (without any interest on such Exchange Property and without any right to dividends or distribution on such Exchange Property which have a record date that is prior to the applicable Conversion Date) that the Holder of such share of Series A Preferred Stock would have received in such Reorganization Event had such Holder converted its shares of Series A Preferred Stock into the applicable number of shares of Common Stock immediately prior to the effective date of the Reorganization Event using the Conversion Rate applicable immediately prior to the effective date of the Reorganization Event and the Liquidation Preference applicable at the time of such subsequent conversion; provided that the foregoing shall not apply if such Holder is a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), or an Affiliate of a Constituent Person, to the extent such Reorganization Event provides for different treatment of Common Stock held by such Constituent Persons or such Affiliate thereof.  If the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person (other than a Constituent Person or an Affiliate thereof), the kind and amount of securities, cash and other property receivable upon conversion following such Reorganization Event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock.

Successive Reorganization Events

The provisions described above shall similarly apply to successive Reorganization Events and the provisions of “—Anti-Dilution Adjustments” shall apply to any shares of Capital Stock received by the holders of the Common Stock in any Reorganization Event.

Reorganization Event Agreements

The Company shall not enter into any agreement for a transaction constituting a Reorganization Event unless (i) such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series A Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to the provisions herein, and (ii) to the extent that the Company is not the surviving corporation in such Reorganization Event or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Series A Preferred Stock into stock of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event.

Voting Rights

General

Except as described below in “—Voting Rights—Adverse Changes” and “—Election of Directors”, Holders of shares of Series A Preferred Stock are entitled to vote as a single class with the holders of the Common Stock and the holders of any other class or series of Capital Stock of the Company then entitled to vote with the Common Stock on all matters submitted to a vote of the holders of Common Stock (and, if applicable, holders of any other class or series of Capital Stock of the Company).  Each Holder shall be entitled to the number of votes, not to exceed such Holder’s Individual Holder Share Cap, equal to the product of (i) the largest number of whole shares of Common Stock into which all shares of Series A Preferred Stock could be converted pursuant to “—Right of the Holders to Convert” (taking into account the Conversion Restrictions to the extent applicable) multiplied by (ii) a fraction the numerator of which is the number of shares of Series A Preferred Stock held by such Holder and the denominator of which is the aggregate number of issued and outstanding shares of Series A Preferred Stock, in each case at and calculated as of the record date for the determination of stockholders entitled to vote or consent on such matters or, if no such record date is established, at and as of the date such vote or consent is taken or any written consent of stockholders is first executed.  The Holders shall be entitled to notice of any meeting of holders of Common Stock in accordance with the Certificate of Incorporation and Bylaws of the Company.

Adverse Changes

The vote or consent of the Holders of at least a majority of the shares of Series A Preferred Stock outstanding at such time, voting together as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required pursuant to the DGCL:

(i)
any amendment, alteration or repeal (whether by merger, consolidation or otherwise) of any provision of the Certificate of Incorporation (including this Certificate of Designations) or Bylaws that would have an adverse effect on the rights, preferences, privileges or voting power of the Series A Preferred Stock or the Holder thereof;

(ii)
any amendment or alteration (whether by merger, consolidation or otherwise) of, or any supplement (whether by a certificate of designations or otherwise) to, the Certificate of Incorporation or any provision thereof, or any other action to authorize or create, or increase the number of authorized or issued shares of, or any securities convertible into shares of, or reclassify any security into, or issue, any Parity Stock or Senior Stock or any other class or series of Capital Stock of the Company ranking senior to, or on a parity basis with, the Series A Preferred Stock as to dividend rights or rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company; and

(iii)
any issuance of shares of Series A Preferred Stock after the Issuance Date other than shares issued as PIK Dividends with respect to shares of Series A Preferred Stock that were issued on the Issuance Date.

provided, however, (A) that, with respect to the occurrence of any of the events set forth in clause (i) above, so long as (1) the Series A Preferred Stock remains outstanding with the terms thereof materially unchanged, or (2) the holders of the Series A Preferred Stock receive equity securities with rights, preferences, privileges and voting power substantially the same as those of the Series A Preferred Stock, then the occurrence of such event shall not be deemed to adversely affect such rights, preferences, privileges or voting power of the Series A Preferred Stock, and in such case such holders shall not have any voting rights with respect to the occurrence of any of the events set forth in clause (i) above and (B) that the authorization or creation of, or the increase in the number of authorized or issued shares of, or any securities convertible into shares of, or the reclassification of any security (other than the Series A Preferred Stock) into, or the issuance of, Junior Stock will not require the vote the holders of the Series A Preferred Stock.

For purposes of the voting rights provisions of the Certificate of Designations, the filing in accordance with applicable law of a certificate of designations or any similar document setting forth or changing the designations, powers, preferences, rights, qualifications, limitations and restrictions of any class or series of stock of the Company shall be deemed an amendment to the Certificate of Incorporation.

Each Holder of Series A Preferred Stock will have one vote per share on any matter on which Holders of Series A Preferred Stock are entitled to vote separately as a class, whether at a meeting or by written consent.

The vote or consent of the Holders of a majority of the shares of Series A Preferred Stock outstanding at such time, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be sufficient to waive or amend the change of control provisions of the Certificate of Designations, and any amendment or waiver of any of the change of control provisions approved by such percentage of the Holders shall be binding on all of the Holders.

For the avoidance of doubt and notwithstanding anything to the contrary in the Certificate of Incorporation or Bylaws of the Company, the Holders of Series A Preferred Stock have the exclusive consent and voting rights described in “—Voting Rights—Adverse Changes” and “—Election of Directors”, and may take action or consent to any action with respect to such rights without a meeting by delivering a consent in writing or by electronic transmission of the Holders of the Series A Preferred Stock entitled to cast not less than the minimum number of votes that would be necessary to authorize, take or consent to such action at a meeting of stockholders.

Election of Directors

Provided that the Fall-Away of Investor Board of Directors Rights has not occurred, (i) the Holders of a majority of the then outstanding shares of Series A Preferred Stock shall have, at each annual meeting of the Company’s stockholders at which the Board of Directors is obligated to nominate one or more Investor Designees for election to the Board of Directors pursuant to and in accordance with the Investment Agreement, the exclusive right, voting separately as a class, to elect or appoint such Investor Designee(s) to the Board of Directors, irrespective of whether the Board of Directors has nominated such Investor Designee(s), (ii) notwithstanding anything to the contrary in the Certificate of Incorporation or Bylaws, the Holders of a majority of the then outstanding shares of Series A Preferred Stock shall have the exclusive right to remove any Investor Designee(s) at any time for any reason or no reason (with or without cause) by sending a written notice to the Company and, upon receipt of such notice by the Company, such Investor Designee(s) shall be deemed to have resigned from the Board of Directors, and (iii) in the event of the death, disability, resignation or removal of any Investor Designee(s), the Investor Parties shall have the exclusive right to designate or appoint a successor to fill the vacancy created thereby.  The Board of Directors and the holders of Common Stock shall not have the right to remove any Investor Designee from the Board of Directors (even for cause), such right of removal being vested exclusively with the Holders of a majority of the then outstanding shares of Series A Preferred Stock.

Preemptive Rights

Except for the right to participate in any issuance of new equity securities by the Company, as set forth in the Investment Agreement, the Holders shall not have any preemptive rights.

Term

Except as expressly provided in the Certificate of Designations, the shares of Series A Preferred Stock shall not be redeemable or otherwise mature and the term of the Series A Preferred Stock shall be perpetual.

Creation and Issuance of Capital Stock

Subject to voting rights described above, the Board of Directors, or any duly authorized committee thereof, without the vote of the Holders, may authorize and issue additional shares of Capital Stock of the Company.

No Sinking Fund

Shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

Taxes

Transfer Taxes

The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or shares of Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities.  However, in the case of conversion of Series A Preferred Stock, the Company shall not be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred Stock, shares of Common Stock or other securities to a beneficial owner other than the beneficial owner of the Series A Preferred Stock immediately prior to such conversion, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

Withholding

All payments and distributions (or deemed distributions) on the shares of Series A Preferred Stock (and on the shares of Common Stock received upon their conversion) shall be subject to withholding and backup withholding of taxes to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the Holders.

Definitions

As used with respect to Series A Preferred Stock:

“50% Beneficial Ownership Requirement” has the meaning set forth in the Investment Agreement.

“Accrued Dividends” means, as of any date, with respect to any share of Series A Preferred Stock, all Dividends that have accrued on such share, whether or not declared, but that have not, as of such date, been paid.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, however, (i) that the Company and its Subsidiaries shall not be deemed to be Affiliates of any Investor Party or any of its Affiliates, (ii) portfolio companies in which any Investor Party or any of its Affiliates has an investment (whether as debt or equity) shall not be deemed an Affiliate of such Investor Party and (iii) the Excluded Carlyle Parties shall not be deemed to be Affiliates of any Investor Party, the Company or any of the Company’s Subsidiaries.  For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Base Amount” means, with respect to any share of Series A Preferred Stock, as of any date of determination, the sum of (a) the Liquidation Preference and (b) the Base Amount Accrued Dividends with respect to such share as of such date.

“Base Amount Accrued Dividends” means, with respect to any share of Series A Preferred Stock, as of any date of determination, (a) if a Dividend Payment Date has occurred since the issuance of such share, the Accrued Dividends with respect to such share as of the Dividend Payment Date immediately preceding such date of determination (taking into account the payment of Dividends, if any, on or with respect to such Dividend Payment Date) or (b) if no Dividend Payment Date has occurred since the issuance of such share, zero.

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable within sixty (60) days or thereafter (including assuming conversion of all Series A Preferred Stock, if any, owned by such Person to Common Stock).

“Business Day” means any weekday that is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

“Capital Stock” means, with respect to any Person, any and all shares of, interests in, rights to purchase, warrants to purchase, options for, participations in or other equivalents of or interests in (however designated) stock issued by such Person.

“Change of Control” means the occurrence of one of the following, whether in a single transaction or a series of transactions:

(a)
any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority of the total voting power of the Voting Stock of the Company, other than as a result of a transaction in which (1) the holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction are substantially the same as the holders of securities that represent a majority of the Voting Stock of the surviving Person or its Parent Entity immediately following such transaction and (2) the holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction own directly or indirectly Voting Stock of the surviving Person or its Parent Entity in substantially the same proportion to each other as immediately prior to such transaction;

(b)
the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale, transfer or lease of all or substantially all the assets of the Company (determined on a consolidated basis), whether in a single transaction or a series of transactions, to another Person, or any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, other than a transaction following which (1) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction own directly or indirectly (in substantially the same proportion to each other as immediately prior to such transaction, other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction) at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction, and (2) in the case of a sale, transfer or lease of all or substantially all of the assets of the Company, other than to a Subsidiary or a Person that becomes a Subsidiary of the Company; or

(c)
shares of Common Stock or shares of any other Capital Stock into which the Series A Preferred Stock is convertible are not listed for trading on any United States national securities exchange or cease to be traded in contemplation of a de-listing (other than as a result of a transaction described in clause (b) above).

“Change of Control Effective Date” means the effective date of the Change of Control.

“Change of Control Purchase Date” means, with respect to each share of Series A Preferred Stock, the date on which the Company makes the payment in full of the Change of Control Put Price for such share to the Holder thereof.

“close of business” means 5:00 p.m. (New York City time).

“Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price, of the shares of the Common Stock on Nasdaq on such date.  If the Common Stock is not traded on Nasdaq on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a United States securities exchange or automated quotation system, the last quoted bid price for the Common Stock in the over-the-counter market as reported by OTC Markets Group Inc. or any similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by an Independent Financial Advisor retained by the Company for such purpose.

“Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Series A Preferred Stock, and its successors and assigns.

“Conversion Date” means (A) with respect to conversion of any shares of Series A Preferred Stock at the option of any Holder pursuant to “—Right of the Holders to Convert”, the date on which such Holder complies with the procedures herein (including the satisfaction of any conditions to conversion set forth in the Conversion Notice) and (B) with respect to Mandatory Conversion pursuant to “—Mandatory Conversion by the Company”, the Mandatory Conversion Date

“Conversion Notice” means the notice provided by the Conversion Agent.

“Conversion Price” means, for each share of Series A Preferred Stock, a dollar amount equal to $1,000 divided by the Conversion Rate.

“Conversion Rate” means, for each share of Series A Preferred Stock, 36.3636 shares of Common Stock, subject to adjustment as set forth in the Certificate of Designations.

“Current Market Price” per share of Common Stock, as of any date of determination, means the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days ending on the Trading Day immediately preceding such day, appropriately adjusted to take into account the occurrence during such period of any event described in “ —Anti-Dilution Adjustments”.

“Debt Financing” has the meaning set forth in the Investment Agreement.

“Designated Redemption Date” means (i) any date within the three (3) month period commencing on and immediately following the Initial Redemption Date and (ii) any date within the three (3) month period commencing on and immediately following each successive anniversary of the Initial Redemption Date.

“Distribution Transaction” means any distribution of equity securities of a Subsidiary of the Company to holders of Common Stock, whether by means of a spin-off, split-off, redemption, reclassification, exchange, stock dividend, share distribution, rights offering or similar transaction.

“Dividend Payment Date” means March 31, June 30, September 30 and December 31 of each year; provided that if any such Dividend Payment Date is not a Business Day, then the applicable Dividend shall be payable on the next Business Day immediately following such Dividend Payment Date, without any interest.

“Dividend Payment Period” means in respect of any share of Series A Preferred Stock the period from and including the Issuance Date of such share to but excluding the next Dividend Payment Date and, subsequently, in each case the period from and including any Dividend Payment Date to but excluding the next Dividend Payment Date.

“Dividend Rate” means 5.5%, or, to the extent and during the period with respect to which such rate has been adjusted as described in “ —Dividends— Arrearages”, “ —Change of Control—Sufficient Funds” or “ —Redemption at the Option of the Holders”, such adjusted rate.

“Excluded Carlyle Parties” has the meaning set forth in the Investment Agreement.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as reasonably determined in good faith by a majority of the Board of Directors, or an authorized committee thereof, (i) after consultation with an Independent Financial Advisor, as to any security or other property with a Fair Market Value of less than $50,000,000, or (ii) otherwise using an Independent Financial Advisor to provide a valuation opinion.

“Fall-Away of Investor Board of Directors Rights” has the meaning set forth in the Investment Agreement.

“Holder” means a Person in whose name the shares of the Series A Preferred Stock are registered, which Person shall be treated by the Company, Transfer Agent, Registrar, paying agent and Conversion Agent as the absolute owner of the shares of Series A Preferred Stock for the purpose of making payment and settling conversions and for all other purposes; provided that, to the fullest extent permitted by law, no Person that has received shares of Series A Preferred Stock in violation of the Investment Agreement shall be a Holder, the Transfer Agent, Registrar, paying agent and Conversion Agent, as applicable, shall not, unless directed otherwise by the Company, recognize any such Person as a Holder and the Person in whose name the shares of the Series A Preferred Stock were registered immediately prior to such transfer shall remain the Holder of such shares.

“Implied Quarterly Dividend Amount” means, with respect to any share of Series A Preferred Stock, as of any date, the product of (a) the Base Amount of such share on the first day of the applicable Dividend Payment Period (or in the case of the first Dividend Payment Period for such share, as of the Issuance Date of such share) multiplied by (b) one fourth of the Dividend Rate applicable on such date.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing; provided, however, that such firm or consultant is (i) not an Affiliate of the Company and (ii) so long as the Investor Parties meet the 50% Beneficial Ownership Requirement, is reasonably acceptable to the Investor Parties.

“Individual Holder Share Cap” means, with respect to any individual Holder, the maximum number of shares of Common Stock that could be issued by the Company to such Holder without triggering a change of control under Nasdaq Stock Market Rule 5635 (or its successor).

“Initial Redemption Date” means the date that is eight years and six months following the Original Issuance Date.

“Investment Agreement” means that certain Investment Agreement between the Company and the Investor dated as of November 8, 2018, as it may be amended, supplemented or otherwise modified from time to time, with respect to certain terms and conditions concerning, among other things, the rights of and restrictions on the Holders.

“Investor” has the meaning set forth in the Investment Agreement.

“Investor Designee” means an individual nominated by the Board of Directors as a “Investor Designee” for election to the Board of Directors pursuant to Section 5.10(a), Section 5.10(d) or Section 5.10(e) of the Investment Agreement.

“Investor Parties” means the Investor and each Permitted Transferee of the Investor to whom shares of Series A Preferred Stock or Common Stock are transferred pursuant to Section 5.08(b)(i) of the Investment Agreement.

“Issuance Date” means, with respect to any share of Series A Preferred Stock, the date of issuance of such share.

“Liquidation Preference” means, with respect to any share of Series A Preferred Stock, as of any date, $1,000 per share.

“Mandatory Conversion Price” means 180% of the Conversion Price, as adjusted pursuant to the provisions of “—Anti-Dilution Adjustments— Adjustments”.  The Mandatory Conversion Price shall initially be $49.50.

“Market Disruption Event” means any of the following events:

(a)
any suspension of, or limitation imposed on, trading of the Common Stock by any exchange or quotation system on which the Closing Price is determined pursuant to the definition of the term “Closing Price” (the “Relevant Exchange”) during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) and whether by reason of movements in price exceeding limits permitted by the Relevant Exchange as to securities generally, or otherwise relating to the Common Stock or options contracts relating to the Common Stock on the Relevant Exchange; or

(b)
any event that disrupts or impairs (as determined by the Company in its reasonable discretion) the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) in general to effect transactions in, or obtain market values for, the Common Stock on the Relevant Exchange or to effect transactions in, or obtain market values for, options contracts relating to the Common Stock on the Relevant Exchange.

“Original Issuance Date” means the Closing Date, as defined in the Investment Agreement.

“Parent Entity” means, with respect to any Person, any other Person of which such first Person is a direct or indirect wholly owned Subsidiary.

“Permitted Transferee” means, with respect to any Person, (i) any Affiliate of such Person, (ii) any successor entity of such Person and (iii) with respect to any Person that is an investment fund, vehicle or similar entity, any other investment fund, vehicle or similar entity of which such Person or an Affiliate, advisor or manager of such Person serves as the general partner, manager or advisor.

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or any other entity.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Redemption Date” means, with respect to each share of Series A Preferred Stock, the date on which the Company makes the payment in full of the Redemption Price for such share to the Holder of such share.

“Refinancing” has the meaning set forth in the Investment Agreement.

“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series A Preferred Stock, and its successors and assigns.

“Relevant Exchange” has the meaning set forth in the definition of the term “Market Disruption Event”.

“Share Cap” means a number of shares of Common Stock equal to (a) the product of (i) 0.199 and (ii) 193,450,133 less (b) the maximum number of shares of Common Stock that may be issued pursuant to the Acquisition Agreement in connection with the assumption by the Company of any equity awards or plans of ARRIS or any of its Subsidiaries (subject to adjustment in the event of a stock split, stock dividend, combination or other proportionate adjustment).

“Stockholder Approval” means, to the extent required by the listing rules of Nasdaq, the approval by the stockholders of the Company to remove the Share Cap and/or the Individual Holder Share Cap, as applicable, in accordance with Nasdaq Stock Market Rule 5635 (or its successor).

“Subsidiary”, when used with respect to any Person, means any corporation, limited liability company, partnership, association, trust or other entity of which (i) securities or other ownership interests representing more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) or (ii) sufficient voting rights to elect at least a majority of the board of directors or other governing body are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Trading Day” means a Business Day on which the Relevant Exchange is scheduled to be open for business and on which there has not occurred a Market Disruption Event.

“Transfer Agent” means the Person acting as Transfer Agent, Registrar and paying agent and Conversion Agent for the Series A Preferred Stock, and its successors and assigns.  The Transfer Agent initially shall be American Stock Transfer & Trust Company, LLC.

“Voting Stock” means (i) with respect to the Company, the Common Stock, the Series A Preferred Stock and any other Capital Stock of the Company having the right to vote generally in any election of directors of the Board of Directors and (ii) with respect to any other Person, all Capital Stock of such Person having the right to vote generally in any election of directors of the board of directors of such Person or other similar governing body.

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Company) page “COMM US <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained for such purpose by the Company).

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

The following discussion is a summary of the material U.S. federal income tax consequences relevant to the ownership and disposition of shares of the Common Stock and the Series A Preferred Stock.  It does not purport to be a complete analysis of all potential tax effects.  The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations (“Treasury Regulations”) issued thereunder, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time.  Any such change may be applied retroactively in a manner that could adversely affect a holder of the Common Stock or the Series A Preferred Stock.  This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, such as banks, financial institutions, U.S. expatriates, insurance companies, regulated investment companies, real estate investment trusts, “controlled foreign corporations,” “passive foreign investment companies,” dealers in securities or currencies, traders in securities, partnerships or other pass-through entities or investors in such entities, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, tax-exempt organizations and persons holding the Common Stock or the Series A Preferred Stock as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction.  Tax consequences may vary depending upon the particular circumstances of an investor.  Moreover, the effect of any applicable state, local or foreign tax laws or of U.S. federal estate or gift tax laws is not discussed.  This discussion is limited to taxpayers who will hold the Series A Preferred Stock and the Common Stock received in respect thereof as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).

As used herein, “U.S. Holder” means a beneficial owner of the Common Stock or the Series A Preferred Stock who or that is or is treated for U.S. federal income tax purposes as:

●
an individual that is a citizen or resident of the U.S., including an alien individual who is a lawful permanent resident of the U.S. or meets the “substantial presence” test under Section 7701(b) of the Code;

●	a corporation or other entity taxable as a corporation created or organized in or under the laws of the U.S., any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●
a trust, if (i) a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons can control all substantial trust decisions, or (ii) the trust was in existence on August 20, 1996, was treated as a U.S. person prior to such date, and has validly elected to continue to be treated as a U.S. person.

As used herein, a “Non-U.S. Holder” is any holder other than a “U.S. Holder.”

No rulings from the IRS have been or are expected to be sought with respect to the matters discussed below.  There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Common Stock or the Series A Preferred Stock or that any such position would not be sustained.  If a partnership or other entity taxable as a partnership holds the Common Stock or the Series A Preferred Stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership.  Such partner should consult its tax advisor as to the tax consequences.

We urge you to consult your own tax advisor regarding the U.S. federal income tax consequences of owning and disposing of the Common Stock or the Series A Preferred Stock, including your status as a U.S. Holder or a Non-U.S. Holder, as well as any tax consequences that may arise under the laws of any state, municipal, foreign or other non-U.S. taxing jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

U.S. Holders

Distributions on the Common Stock or the Series A Preferred Stock

In general, distributions with respect to the Common Stock or the Series A Preferred Stock, as applicable (other than distributions on the Series A Preferred Stock in the form of additional Series A Preferred Stock, described below in “U.S. Holders—Distributions of Additional Series A Preferred Stock on the Series A Preferred Stock”), will be taxable as dividends to the extent paid out of the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles.  Such income will be includible in the gross income of a U.S. Holder as ordinary income on the day actually or constructively received by such holder.

To the extent that the amount of any distribution exceeds the Company’s current and accumulated earnings and profits, as determined under U.S. federal income tax principles, the excess will first be treated as a tax-free return of capital, causing a reduction (but not below zero) in the adjusted tax basis of a U.S. Holder’s Common Stock or Series A Preferred Stock, as applicable.  The amount of any remaining excess will be taxed as capital gain recognized on a sale or exchange as described below under “U.S. Holders—Dispositions.”

Non-corporate U.S. Holders will generally be eligible for reduced rates of taxation on any dividend paid out of current and accumulated earnings and profits, provided that certain holding period and other requirements are satisfied.  Corporate U.S. Holders will generally be eligible for a 50% dividends-received deduction on any dividend paid out of current and accumulated earnings and profits, provided that certain holding period and other requirements are satisfied.

A dividend that exceeds certain thresholds in relation to a U.S. Holder’s tax basis in the stock could be characterized as an “extraordinary dividend” (as defined in Section 1059 of the Code).  If a corporate U.S. Holder receives an extraordinary dividend, it will generally be required to reduce (but not below zero) its stock basis in the shares in respect of which the extraordinary dividend is paid by the portion of such dividend that is not taxed because of the dividends-received deduction.  If the amount of the basis reduction exceeds the corporate U.S. Holder’s tax basis in its stock, the excess will be treated as taxable gain.  If a non-corporate U.S. Holder receives an extraordinary dividend, it will be required to treat any loss on the sale of the shares in respect of which such extraordinary dividend is paid as a long-term capital loss to the extent of the extraordinary dividends received that qualify for the reduced dividend tax rate described above.

U.S. Holders should consult their own tax advisor regarding the availability of the reduced dividend tax rate or the dividends-received deduction in light of their particular circumstances.

Distributions of Additional Series A Preferred Stock on the Series A Preferred Stock

If we make a distribution on the Series A Preferred Stock in the form of additional Series A Preferred Stock, the tax treatment to a U.S. Holder that receives such distribution will depend on whether (a) the Series A Preferred Stock is treated as participating in corporate growth to any significant extent as determined under the Treasury Regulations and (b) cash distributions are also made on the Common Stock.  The Company believes that the Series A Preferred Stock will be treated as participating in corporate growth to a significant extent and, unless otherwise noted, this summary assumes that such treatment applies.  This view, however, is not free from doubt.  There can be no assurance that the IRS will not take the position that the Series A Preferred Stock should not be treated as participating in corporate growth to any significant extent as determined under the Treasury Regulations.  In general, a U.S. Holder is bound by our determination, unless the U.S. Holder explicitly discloses that it is taking a contrary position in a statement attached to its timely filed tax return for the taxable year in which it acquires the stock.

Assuming that the Series A Preferred Stock is treated as participating in corporate growth to a significant extent, if cash distributions are not made on the Common Stock, a distribution on the Series A Preferred Stock in the form of additional Series A Preferred Stock will be tax-free to the U.S. Holder receiving such distribution.  A U.S. Holder’s existing tax basis in the Series A Preferred Stock will be allocated between the Series A Preferred Stock and the additional Series A Preferred Stock based on their relative fair market values on the date of the distribution.  Such U.S. Holder’s holding period for such additional Series A Preferred Stock generally will include the period during which the Series A Preferred Stock was held prior to the distribution.

Assuming that the Series A Preferred Stock is treated as participating in corporate growth to a significant extent, if cash distributions are made on the Common Stock, the tax treatment of a distribution on the Series A Preferred Stock in the form of additional Series A Preferred Stock is not entirely clear.  Such a distribution may be a taxable distribution to the U.S. Holder receiving such distribution, as described above in “U.S. Holders—Distributions on the Common Stock or the Series A Preferred Stock.” Alternatively, such a distribution may be a tax- free distribution, as described in the previous paragraph.  U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of such a distribution if cash distributions are also made on the Common Stock.

If the Series A Preferred Stock is treated as not participating in corporate growth to any significant extent, whether or not cash distributions are also made on the Common Stock, the fair market value of the additional Series A Preferred Stock will be treated as a taxable distribution to the U.S. Holder receiving such distribution, as described above in “U.S. Holders— Distributions on the Common Stock or the Series A Preferred Stock.” A U.S. Holder’s tax basis in such additional Preferred Stock will equal the fair market value of the additional Preferred Stock on the distribution date, and such U.S. Holder’s holding period for such additional Preferred Stock will begin on the day following the distribution date.

Adjustment of Conversion Rate

The conversion rate of the Series A Preferred Stock is subject to adjustment under certain circumstances.  A U.S. Holder of Series A Preferred Stock will be treated as having received a constructive distribution includible in income in the manner described under “U.S. Holders—Distributions on the Common Stock or the Series A Preferred Stock” above, if and to the extent that certain adjustments (or failures to make adjustments) in the conversion rate increase the U.S. Holder’s proportionate interest in our earnings and profits (including, without limitation, an increase in the conversion rate to reflect a taxable dividend paid to holders of Common Stock).  Thus, under certain circumstances in the event of a deemed distribution, a U.S. Holder may recognize taxable income without receiving any cash or property.  Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution in the interests of the holders of the Series A Preferred Stock will generally not result in a constructive dividend distribution.

Conversion of Series A Preferred Stock Solely into Common Stock

A U.S. Holder generally will not recognize gain or loss upon the conversion of the Series A Preferred Stock solely into shares of Common Stock and cash in lieu of fractional shares, except that a U.S. Holder’s receipt of cash in lieu of a fractional share of Common Stock will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share of Common Stock and the U.S. Holder’s tax basis in the fractional share of Common Stock).

A U.S. Holder’s basis in shares of Common Stock received upon conversion of the Series A Preferred Stock (and any fractional shares of our Common Stock treated as received and then exchanged for cash) will equal the basis of the converted shares of Series A Preferred Stock and the holding period of such shares of Common Stock will include the holding period of the converted shares of Series A Preferred Stock.

Conversion of Series A Preferred Stock into Common Stock and Cash

The conversion of the Series A Preferred Stock partly into Common Stock and partly into cash equal to the Excess Amount as described in “Description of Series A Preferred Stock— Right of the Holders to Convert” and “Description of Series A Preferred Stock—Mandatory Conversion by the Company” should generally be treated as an exchange of the Series A Preferred Stock for Common Stock and cash in a recapitalization.  In the recapitalization, a U.S. Holder generally would recognize gain (but not loss) in an amount equal to the lesser of (i) the excess (if any) of (a) the amount of cash (not including cash received in lieu of fractional shares) and the fair market value of the Common Stock received (treating fractional shares as received for this purpose) in the exchange over (b) the U.S. Holder’s adjusted tax basis in the Series A Preferred Stock, and (ii) the amount of cash received upon conversion (other than cash received in lieu of fractional shares, which will be treated in the manner described below).

A U.S. Holder’s tax basis in the Common Stock received upon a conversion of a share of Series A Preferred Stock (including any basis allocable to a fractional share) would equal the tax basis of the share of Series A Preferred Stock that was converted, reduced by the amount of cash received (excluding cash received in lieu of a fractional share), and increased by the amount of gain recognized, if any (other than with respect to a fractional share).  The holding period for such Common Stock received by the U.S. Holder would include the period during which the U.S. Holder held the Series A Preferred Stock.  Gain recognized will be capital gain, and will be long-term capital gain if the U.S. Holder has held the Series A Preferred Stock for more than one year.  Otherwise, such gain will be a short-term capital gain.  Long-term capital gains of non-corporate U.S. Holders are currently subject to tax at a reduced rate.

If a U.S. Holder receives cash in lieu of a fractional share of Common Stock, such U.S. Holder would be treated as if the fractional share had been issued and then exchanged for cash.  The receipt of cash in lieu of a fractional share would result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share and the U.S. Holder’s tax basis in the fractional share).

Redemption of Series A Preferred Stock Partly for Cash and Partly for Common Stock

The redemption of the Series A Preferred Stock partly for Common Stock and partly for cash as described in “Description of the Series A Preferred Stock —Redemption at the Option of the Holder” should generally be treated as an exchange of the Series A Preferred Stock for Common Stock and cash in a recapitalization.  In the recapitalization, a U.S. Holder generally would recognize gain (but not loss) in an amount equal to the lesser of (i) the excess (if any) of (a) the amount of cash (not including cash received in lieu of fractional shares) and the fair market value of the Common Stock received (treating fractional shares as received for this purpose) in the exchange over (b) the U.S. Holder’s adjusted tax basis in the Series A Preferred Stock, and (ii) the amount of cash received upon redemption (other than cash received in lieu of fractional shares, which will be treated in the manner described below).

A U.S. Holder’s tax basis in the Common Stock received upon a redemption of a share of Series A Preferred Stock (including any basis allocable to a fractional share) would equal the tax basis of the share of Series A Preferred Stock that was redeemed, reduced by the amount of cash received (excluding cash received in lieu of a fractional share), and increased by the amount of gain recognized, if any (other than with respect to a fractional share).  The holding period for such Common Stock received by the U.S. Holder would include the period during which the U.S. Holder held the Series A Preferred Stock.  Gain recognized will be capital gain, and will be long-term capital gain if the U.S. Holder has held the Series A Preferred Stock for more than one year.  Otherwise, such gain will be a short-term capital gain.  Long-term capital gains of non-corporate U.S. Holders are currently subject to tax at a reduced rate.

If a U.S. Holder receives cash in lieu of a fractional share of Common Stock, such U.S. Holder would be treated as if the fractional share had been issued and then redeemed for cash.  The receipt of cash in lieu of a fractional share would result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share and the U.S. Holder’s tax basis in the fractional share).  A U.S. Holder’s tax basis in a fractional share would be determined by allocating the U.S. Holder’s tax basis in the redeemed Series A Preferred Stock between the Common Stock received upon redemption and the fractional share, in accordance with their respective fair market values.

Redemption Premium

If the Series A Preferred Stock is treated as not participating in corporate growth to any significant extent, and the redemption price of the Series A Preferred Stock exceeds its issue price (such excess referred to in this section as a “redemption premium”), in certain situations the entire amount of the redemption premium will be treated as being distributed to the U.S. Holder as a constructive distribution of additional Series A Preferred Stock on the Series A Preferred Stock.  Any such constructive distribution will be taken into account under principles similar to the principles governing the inclusion of original issue discount under Section 1272(a) of the Code and will be taxable to the U.S. Holder receiving such distribution, as described above in “U.S. Holders—Distributions on the Common Stock or the Series A Preferred Stock.”

As described under “—Distributions of Additional Series A Preferred Stock on the Series A Preferred Stock” above, although the view is not free from doubt, the Company believes that the Series A Preferred Stock will be treated as participating in corporate growth to a significant extent.  Even if the Series A Preferred Stock is treated as not participating in corporate growth to any significant extent, the Company believes that the redemption price of the Series A Preferred Stock will not exceed its issue price, because the Company will be deemed to not exercise the option to pay a portion of the Redemption Price in Common Stock (as described under “Description of Series A Preferred Stock—Redemption at the Option of the Holder.” This view, however, is not free from doubt.  There can be no assurance that the IRS will not take the position that the Series A Preferred Stock should be treated as issued with redemption premium.

Dispositions

Except as described above under “—Conversion of Series A Preferred Stock Solely into Common Stock,” “—Conversion of Series A Preferred Stock into Common Stock and Cash,” and “— Redemption of Series A Preferred Stock Partly for Cash and Partly for Common Stock,” a U.S. Holder will generally recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of the Common Stock or the Series A Preferred Stock equal to the difference between the amount of cash and the fair market value of any property received upon the disposition and the U.S. Holder’s adjusted tax basis in the Common Stock or the Series A Preferred Stock.  This gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the Common Stock or the Series A Preferred Stock for more than one year.  Otherwise, such gain or loss will be a short- term capital gain or loss.  Long-term capital gains of non-corporate U.S. Holders are currently subject to tax at a reduced rate.  The deductibility of capital losses is subject to limitations.

Information reporting and backup withholding

In general, information reporting requirements will apply to payments of dividends on, and the proceeds of the sale of, the Common Stock or the Series A Preferred Stock.  Backup withholding may apply to such payments if a U.S. Holder fails to comply with certain identification requirements.  Backup withholding is currently imposed at a rate of 24%.  Backup withholding is not an additional tax.  Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Holders

Distributions on the Common Stock or the Series A Preferred Stock

In general, distributions with respect to the Common Stock or the Series A Preferred Stock, as applicable (other than distributions on the Series A Preferred Stock in the form of additional Series A Preferred Stock, described below in “Non-U.S. Holders—Distributions of Additional Series A Preferred Stock on the Series A Preferred Stock”), will be taxable as dividends to the extent paid out of the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles.  Such income will be includible in the gross income of a Non-U.S. Holder as ordinary income on the day actually or constructively received by such holder.  To the extent that the amount of any distribution exceeds the Company’s current earnings and profits for a taxable year and accumulated earnings and profits, as determined under U.S. federal income tax principles, the amount of the distribution in excess of current and accumulated earnings and profits will first be treated as a tax-free return of capital, causing a reduction (but not below zero) in the adjusted tax basis of a Non-U.S. Holder’s Common Stock or Series A Preferred Stock, as applicable.  The amount of any remaining excess will be treated as capital gain realized on a sale or exchange as described below under “Non-U.S. Holders—Dispositions.”

If you are a Non-U.S. Holder of the Common Stock or the Series A Preferred Stock, taxable dividends paid to you generally will be subject to withholding of U.S. federal income tax at a 30% rate or lower rate as may be specified by an applicable income tax treaty.  However, dividends that are effectively connected with the conduct of a trade or business by a Non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) are not subject to withholding tax, provided certain certification and disclosure requirements (generally on an IRS Form W-8ECI) are satisfied.  Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a “United States person” as defined under the Code.  Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder of the Common Stock or the Series A Preferred Stock who wishes to claim the benefits of an applicable income tax treaty and avoid backup withholding will be required (a) to provide IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for income tax treaty benefits or (b) if the Common Stock or the Series A Preferred Stock are held though certain foreign intermediaries, to satisfy the relevant certification requirements of applicable Treasury Regulations.  Special certification and other requirements apply to certain Non-U.S. Holders that are pass-through entities rather than corporations or individuals.

A Non-U.S. Holder of Common Stock or Series A Preferred Stock eligible for a reduced rate of withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for a refund with the IRS.

Distributions of Additional Series A Preferred Stock on the Series A Preferred Stock

If we make a distribution on the Series A Preferred Stock in the form of additional Series A Preferred Stock, the tax treatment to a Non-U.S. Holder receiving such distribution will depend on whether (a) the Series A Preferred Stock is treated as participating in corporate growth to any significant extent as determined under the Treasury Regulations and (b) cash distributions are also made on the Common Stock.  As discussed above in “U.S. Holders— Distributions of Additional Series A Preferred Stock on the Series A Preferred Stock,” the Company believes that the Series A Preferred Stock will be treated as participating in corporate growth to a significant extent.  This view, however, is not free from doubt.  There can be no assurance that the IRS will not take the position that the Series A Preferred Stock should not be treated as participating in corporate growth to any significant extent as determined under the Treasury Regulations.  In general, a Non-U.S. Holder is bound by our determination, unless the Non-U.S. Holder explicitly discloses that it is taking a contrary position in a statement attached to its timely filed tax return for the taxable year in which it acquires the stock.

Assuming that the Series A Preferred Stock is treated as participating in corporate growth to a significant extent, a distribution on the Series A Preferred Stock in the form of additional Series A Preferred Stock will be tax-free to a Non-U.S. Holder receiving such distribution unless cash distributions are also made on the Common Stock.  However, if the Series A Preferred Stock is treated as not participating in corporate growth to any significant extent, whether or not cash distributions are also made on the Common Stock, the fair market value of the additional Series A Preferred Stock will be treated as a taxable distribution to the Non-U.S. Holder, as described above in “Non-U.S. Holders—Distributions on the Common Stock or the Series A Preferred Stock.” Assuming that the Series A Preferred Stock is treated as participating in corporate growth to a significant extent, if cash distributions are also made on the Common Stock, it is unclear whether the distribution will be tax-free to a Non-U.S. Holder or will be treated as a taxable distribution to the Non-U.S. Holder, as described above in “Non-U.S. Holders—Distributions on the Common Stock or the Series A Preferred Stock.” Any withholding obligation imposed on a taxable distribution of Series A Preferred Stock will reduce the amount of Series A Preferred Stock distributed to such holder by 30% unless the applicable withholding rate is reduced or eliminated by treaty.

Adjustment of conversion rate

As described above under “—U.S. Holders— Adjustment of Conversion Rate,” adjustments to the conversion rate (or failure to make adjustments) that have the effect of increasing a Non-U.S. Holder’s proportionate interest in our assets or earnings may, in some circumstances, result in a deemed distribution to the Non-U.S. Holder that are taxed as described above under “—Non-U.S. Holders—Distributions on the Common Stock or the Series A Preferred Stock.” Any constructive dividend deemed paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by treaty.  However, any constructive dividends that are effectively connected with the conduct of a trade or business by a Non-U.S. Holder within the United States will be taxed as described above under “—Non-U.S. Holders—Distributions on the Common Stock or the Series A Preferred Stock.”

Conversion of Series A Preferred Stock Solely into Common Stock

A Non-U.S. Holder generally will not recognize gain or loss upon the conversion of the Series A Preferred Stock solely into shares of Common Stock and cash in lieu of fractional shares, except that a Non-U.S. Holder’s receipt of cash in lieu of a fractional share of Common Stock may result in capital gain which will generally not be subject to U.S. federal income tax, other than as described below under “—Dispositions”.

Conversion of Series A Preferred Stock into Common Stock and Cash

The conversion of the Series A Preferred Stock partly into Common Stock and partly into cash equal to the Excess Amount as described in “Description of Series A Preferred Stock— Right of the Holders to Convert” and “Description of Series A Preferred Stock—Mandatory Conversion by the Company” should generally be treated as an exchange of the Series A Preferred Stock for Common Stock and cash in a recapitalization.  In the recapitalization, a Non-U.S. Holder generally would realize gain in the same manner as a U.S. Holder, as described under “U.S. Holders—Conversion of Series A Preferred Stock into Common Stock and Cash—Treatment as Recapitalization.” However, any realized gain generally will not be subject to U.S. federal income tax, other than as described under “—Dispositions” below.

Redemption of Series A Preferred Stock Partly for Cash and Partly for Common Stock

The redemption of the Series A Preferred Stock partly for Common Stock and partly for cash as described in “Description of the Series A Preferred Stock —Redemption at the Option of the Holder” should generally be treated as an exchange of the Series A Preferred Stock for Common Stock and cash in a recapitalization.  In the recapitalization, a Non-U.S. Holder generally would realize gain in the same manner as a U.S. Holder, as described under “U.S. Holders—Redemption of Series A Preferred Stock Partly for Cash and Partly for Common Stock—Treatment as Recapitalization.” However, any realized gain generally will not be subject to U.S. federal income tax, other than as described under “—Dispositions” below.

Redemption Premium
If the Series A Preferred Stock is treated as not participating in corporate growth to any significant extent, and the redemption price of the Series A Preferred Stock exceeds its issue price (such excess referred to in this section as a “redemption premium”), in certain situations the entire amount of the redemption premium will be treated as being distributed to the Non-U.S. Holder as a constructive distribution of additional Series A Preferred Stock on the Series A Preferred Stock.  Any such constructive distribution will be taken into account under principles similar to the principles governing the inclusion of original issue discount under Section 1272(a) of the Code and will be taxable to the Non-U.S. Holder receiving such distribution, as described above in “Non-U.S. Holders—Distributions on the Common Stock or the Series A Preferred Stock.”

As described under “—Distributions of Additional Series A Preferred Stock on the Series A Preferred Stock” above, although the view is not free from doubt, the Company believes that the Series A Preferred Stock will be treated as participating in corporate growth to a significant extent.  Even if the Series A Preferred Stock is treated as not participating in corporate growth to any significant extent, the Company believes that the redemption price of the Series A Preferred Stock will not exceed its issue price, because the Company will be deemed to not exercise the option to pay a portion of the Redemption Price in Common Stock (as described under “Description of Series A Preferred Stock—Redemption at the Option of the Holder.” This view, however, is not free from doubt.  There can be no assurance that the IRS will not take the position that the Series A Preferred Stock should be treated as issued with redemption premium.

Dispositions

Except as described above under “—Conversion of Series A Preferred Stock Solely into Common Stock,” “—Conversion of Series A Preferred Stock into Common Stock and Cash,” and “— Redemption of Series A Preferred Stock Partly for Cash and Partly for Common Stock,” any gain realized on the disposition of the Common Stock or Series A Preferred Stock (other than a conversion of Series A Preferred Stock into Common Stock) generally will not be subject to U.S. federal income tax unless:

●
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

●	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	our common stock constitutes a U.S. real property interest, or “USRPI,” by reason of our status as a U.S. real property holding corporation, or “USRPHC,” for U.S. federal income tax purposes.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates.  A Non-U.S. Holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain realized upon the disposition, which may be offset by certain U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States).

With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC.  Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future.  Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax if such class of stock is regularly traded on an established securities market, and such Non-U.S. Holder held 5% or less of such class of our stock throughout the shorter of the five-year period ending on the date of the sale or other disposition or the Non-U.S. Holder’s holding period for such stock.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information reporting and backup withholding

We must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required.  Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

A Non-U.S. Holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person as defined under the Code), or such owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

FATCA

Legislation commonly referred to as the Foreign Account Tax Compliance Act (FATCA) generally imposes a 30% United States withholding tax on dividends paid on the Common Stock or the Series A Preferred Stock paid to certain non-U.S. entities (whether or not such non-U.S. entity is a beneficial owner or an intermediary), including certain foreign financial institutions, unless such non-U.S. entity provides sufficient documentation evidencing either (i) an exemption from FATCA, or (ii) its compliance with certain reporting and disclosure obligations (or deemed compliance pursuant to an intergovernmental agreement with the United States).  The withholding tax applies to payments of dividends on the Common Stock or the Series A Preferred Stock.  You should consult your own tax advisor regarding the possible implications of FATCA on your ownership of the Common Stock or the Series A Preferred Stock.

SELLING STOCKHOLDERS

On April 4, 2019, we issued 1,000,000 shares of Series A Preferred Stock in a private offering to Carlyle Partners VII S1 Holdings, L.P. (“Carlyle Partners VII” and, together with its affiliates, “Carlyle”) pursuant to the Investment Agreement.  Since that date, we have issued an additional 162,085 shares of Series A Preferred Stock to Carlyle as PIK Dividends (as defined and described in “Description of Series A Preferred Stock—Payment of Dividends”).  We may issue additional shares of Series A Preferred Stock as PIK Dividends pursuant to the Certificate of Designations.  We are registering the securities offered by this prospectus on behalf of the selling stockholders.

The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the shares of Series A Preferred Stock listed below that have been issued to them, and any or all of the shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock.

The table below sets forth the name of the selling stockholders, the number of shares of Series A Preferred Stock beneficially owned by each such selling stockholder as of February 14, 2024 and the number of shares of our Common Stock beneficially owned by such stockholders as of February 14, 2024.  The table also sets forth up to the number of shares of Series A Preferred Stock that may be issued by the Company as PIK Dividends to the selling stockholders on such shares, to the extent the Company elects to pay its dividends in the form of PIK Dividends, in whole or in part, and the number of shares of Common Stock issuable to the selling stockholders upon conversion of such number of shares of Series A Preferred Stock that may be issued as PIK Dividends, up to the maximum number of shares of Series A Preferred Stock offered under this prospectus (which represents an additional 237,915 shares of Series A Preferred Stock payable as PIK Dividends in the aggregate).  Notwithstanding the foregoing, the Company will decide, in its sole discretion, whether to issue any PIK Dividends subsequent to the date of this prospectus and Carlyle Partners VII does not hold, beneficially own or have any claim to such shares of Series A Preferred Stock that may be issued as PIK Dividends as of the date hereof.  Applicable rules of Nasdaq may limit the Company’s ability to declare PIK Dividends absent stockholder approval.

In the table below, the number of shares of Common Stock that may be offered pursuant to this prospectus is calculated based on the initial conversion rate of 36.3636 shares of Common Stock per share of Series A Preferred Stock.  The number of shares of Common Stock into which the Series A Preferred Stock is convertible is subject to adjustment under certain circumstances.  Accordingly, the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock and beneficially owned and offered by the selling stockholders pursuant to this prospectus may increase or decrease from that set forth in the below table.

The information set forth below is based on information provided by or on behalf of the selling stockholders prior to the date hereof.  Information concerning the selling stockholders may change from time to time.  The selling stockholders may from time to time offer and sell any or all of the securities under this prospectus.  Because the selling stockholders are not obligated to sell the offered securities, we cannot state with certainty the amount of our securities that the selling stockholders will hold upon consummation of any such sales.  In addition, since the date on which the selling stockholders provided this information to us, such selling stockholders may have sold, transferred or otherwise disposed of all or a portion of the offered securities.  For purposes of this prospectus, “selling stockholders” includes the stockholder listed below and, pursuant to the Investment Agreement (as defined below), its permitted transferees, pledgees, assignees, distributees or successors or others who later hold any such selling stockholder’s interests.

For more information relating to our relationship with the selling stockholders, see “Certain Relationships and Related Party Transactions.” In addition, certain affiliates of Carlyle had previously been shareholders of our Common Stock until November 2016, at which time the second amended and restated stockholders agreement and the registration rights agreement with such parties also terminated.

	Series A Preferred Stock(6)					Common Stock(6)
Name of Selling Stockholder	Number of shares beneficially owned and offered hereby(1)	Percentage of shares beneficially owned hereby		Number of shares owned after completion of the offering(2)	Percent of shares beneficially owned after completion of the offering	Number of shares beneficially owned and offered hereby(1)	Percentage of shares beneficially owned hereby(3)		Number of shares owned after completion of the offering(2)	Percent of shares beneficially owned after completion of the offering(3)
Carlyle Partners VII(4)

Series A Preferred Stock	1,162,085	100%		0	—	42,257,594	16.6%		0	—
PIK Dividends (if issued)(5)	237,915	0	%(5)	0	—	8,651,446	0	%(5)	0	—

(1)
Unless otherwise indicated, the selling stockholders may offer any or all of the Series A Preferred Stock they beneficially own and the Common Stock issuable upon conversion of the Series A Preferred Stock.

(2)	Assumes the sale of all shares of Series A Preferred Stock and Common Stock offered pursuant to this prospectus.

(3)	Calculated based on Rule 13d-3 under the Exchange Act, based on 212,270,576 shares outstanding as of February 14, 2024.

(4)
Carlyle Partners VII is the record holder of 1,162,085 shares of Series A Preferred Stock, which are initially convertible into 42,257,594 shares of Common Stock, subject to adjustment as provided in the Certificate of Designations.  The Carlyle Group L.P., which is a publicly traded entity listed on the Nasdaq, is the sole shareholder of Carlyle Holdings I GP Inc., which is the sole member of Carlyle Holdings I GP Sub L.L.C., which is the general partner of Carlyle Holdings I L.P., which, with respect to the securities reported herein, is the managing member of CG Subsidiary Holdings L.L.C., which is the managing member of TC Group, L.L.C., which is the general partner of TC Group Sub L.P., which is the managing member of TC Group VII S1, L.L.C., which is the general partner of TC Group VII S1, L.P., which is the general partner of Carlyle Partners VII.  Accordingly, each of the foregoing entities (collectively, the “Carlyle Parties”) may be deemed to share beneficial ownership of the securities beneficially owned by Carlyle Partners VII.

(5)
Reflects shares of Series A Preferred Stock that may be, subsequent to the date of this prospectus, issued by the Company as PIK Dividends to Carlyle Partners VII, and shares of Common Stock into which such additional shares of Series A Preferred Stock would be initially convertible.  For the avoidance of doubt, Carlyle Partners VII and the other Carlyle Parties do not hold, beneficially own, or have any claim to such shares of Series A Preferred Stock that may be issued as PIK Dividends as of the date hereof.

(6)
On March 12, 2024, the Board of Directors of the Company declared a dividend (the “Dividend”) on the shares of Series A Preferred Stock issued and outstanding as of the record date for such dividend, as a dividend in kind in the form of 15,978 shares of Series A Preferred Stock in the aggregate, plus $668.75 in cash in the aggregate in lieu of fractional shares. The Company expects to pay the Dividend on March 31, 2024.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Investment Agreement

On November 8, 2018, CommScope entered into an Investment Agreement (the “Investment Agreement”) with Carlyle Partners VII relating to the issuance and sale to Carlyle Partners VII of 1,000,000 shares of the Series A Preferred Stock for an aggregate purchase price of $1.0 billion, or $1,000 per share.

On April 4, 2019, we closed the transactions contemplated by the Investment Agreement, and we issued and sold to Carlyle Partners VII 1,000,000 shares of Series A Preferred Stock for the purchase price described above.  Through February 14, 2024, we have issued 162,085 shares of Series A Preferred Stock as PIK Dividends to Carlyle.

So long as Carlyle beneficially owns shares of Series A Preferred Stock and/or shares of Common Stock issued upon conversion of Series A Preferred Stock (“Conversion Common Stock”) that represent, on an as converted basis, at least 50% of Carlyle Partners VII’s initial shares of Series A Preferred Stock on an as-converted basis, Carlyle will have the right to designate a total of two directors for election to our Board of Directors.  So long as Carlyle beneficially owns shares of Series A Preferred Stock and/or Conversion Common Stock that represent, on an as converted basis, at least 5% of the then-outstanding Common Stock, on an as-converted basis, Carlyle will have the right to designate a total of one director for election to our Board of Directors.

Pursuant to the Investment Agreement, at the 2023 annual meeting of CommScope’s stockholders, we nominated Mindy Mackenzie and Patrick R.  McCarter for election as directors with a term expiring at the 2024 annual meeting of CommScope’s stockholders.

On February 19, 2024, our Board of Directors elected Scott H.  Hughes as a director, replacing Mindy Mackenzie, who resigned.  Mr.  Hughes has a term expiring at the 2024 annual meeting of CommScope’s stockholders.

Our Board of Directors appointed Mr.  Hughes to the Compensation Committee of the Board of Directors and appointed Mr.  McCarter to the Nominating and Governance Committee of the Board of Directors.

There are no transactions between each of Mr.  Hughes and Mr.  McCarter, on the one hand, and us, on the other hand, that would be reportable under Item 404(a) of Regulation S-K.

Our Board of Directors considered the independence of Mr.  Hughes and Mr.  McCarter under Nasdaq listing standards and our corporate governance guidelines and concluded that each of Mr.  Hughes and Mr.  McCarter is an independent director under the applicable Nasdaq listing standards and our corporate governance guidelines.

Carlyle is subject to certain standstill restrictions, including that Carlyle is restricted from acquiring additional securities of CommScope, until the earlier of (i) the occurrence of certain change of control events involving CommScope and (ii) the date no Carlyle designee serves on our Board of Directors and Carlyle has no rights (or has irrevocably waived its rights) to designate directors for election to our Board of Directors.

The foregoing description of the Investment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Investment Agreement, which is filed herewith as Exhibit 4.1, and is incorporated herein by reference.

Registration Rights Agreement

On April 4, 2019, we entered into a Registration Rights Agreement with Carlyle Partners VII (the “Registration Rights Agreement”).  Pursuant to the Registration Rights Agreement, we have agreed to provide to Carlyle certain registration rights with respect to the shares of Series A Preferred Stock and any Conversion Common Stock.  The Registration Rights Agreement contains customary terms and conditions, including certain customary indemnification obligations.

We are permitted to suspend the use of this prospectus under certain circumstances for one occasion in any 180 day period, for a period of time not to exceed 75 days in the aggregate in any 12-month period.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement, which is filed herewith as Exhibit 4.2, and is incorporated herein by reference.

PLAN OF DISTRIBUTION

The offered securities are being registered to permit the holders of the offered securities, including their pledgees, donees, transferees, distributees, beneficiaries or other successors in interest pursuant to the Investment Agreement, the ability to offer and sell the offered securities from time to time after the date of this prospectus.  We will not receive any of the proceeds from the offering by the selling stockholders of the Series A Preferred Stock and the Common Stock.  We will bear the fees and expenses incurred by us in connection with our obligation to register the offered securities.  If the securities are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts, selling commissions or stock transfer taxes, as applicable.

The securities offered hereby may be sold from time to time in one or more transactions at fixed prices, at prices related to prevailing market prices, or at negotiated prices, or, in the case of sales of our Common Stock, at market prices prevailing at the time of sale.  While there is no established public trading market for our Series A Preferred Stock, we believe the actual offering price in sales of our Series A Preferred Stock by the selling stockholders will be derived from the prevailing market price of our Common Stock at the time of any such sale. These prices, as well as the timing, manner and size of each sale, will be determined by the selling stockholders or by agreement between such holders and underwriters or dealers who may receive fees or commissions in connection with such sale.  Such sales may be effected by a variety of methods, including the following:

●	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

●	in privately negotiated transactions;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through the settlement of short sales, in each case subject to compliance with the Securities Act and other applicable securities laws;

●
purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the securities for whom they may act as agent;

●
the pledge of securities for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of securities, and in the case of any collateral call or default on such loan or obligation, pledges or sales of securities by such pledgee or secured parties;

●
through distribution by a selling stockholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders) or creditors;

●	an exchange distribution in accordance with the rules of the applicable exchange, if any;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	directly to one or more purchasers; or

●	in any combination of the above or by any other legally available means.

The selling stockholders may enter into sale, forward and derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  In connection with those sale, forward sale or derivative transactions, the third parties may sell securities covered by this prospectus, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in the ordinary shares.  The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares pledged by the selling stockholder or borrowed from the selling stockholders or others to settle such third-party sales or to close out any related open borrowings of shares of Common Stock.

The selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the offered securities or short and deliver the securities to close out such short positions.  The selling stockholders may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer.  The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus.  The selling stockholders also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the securities so loaned or pledged pursuant to this prospectus.  The selling stockholders also may transfer, donate and pledge offered securities, in which case the transferees, donees, pledgees or other successors in interest may be deemed selling stockholders for purposes of this transaction.

To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any underwriter, broker-dealer or agent regarding the sale by the selling stockholders of the offered securities.  The selling stockholders may decide to sell all or a portion of the securities offered by it pursuant to this prospectus or may decide not to sell any securities under this prospectus.  In addition, the selling stockholders may transfer sell, transfer or devise the securities by other means not described in this prospectus.  Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act (“Rule 144”) may be sold pursuant to Rule 144 rather than pursuant to this prospectus.

Underwriters, broker-dealers (including selling stockholders who are registered broker-dealers) or agents participating in the distribution of the offered securities are deemed to be “underwriters” within the meaning of the Securities Act.  Selling stockholders, including those who are affiliates of registered broker-dealers, may be deemed to be underwriters within the meaning of the Securities Act.  Profits on the sale of securities by selling stockholders, and any commission received by any other underwriter, broker-dealer or agent, may be deemed to be underwriting commissions under the Securities Act.

Selling stockholders that are deemed to be underwriters are subject to statutory liabilities, including, but not limited to, those of Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The selling stockholders and any other person participating in the distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales by the selling stockholders and any other relevant person of any of the securities.  Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of securities to engage in market-making activities with respect to the securities being distributed.  All of the above may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

To the extent required, the securities to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, any specific plan of distribution, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the securities may not be sold unless it has been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Pursuant to the Registration Rights Agreement, we have agreed to indemnify in certain circumstances the selling stockholders against certain liabilities under the Securities Act.  The selling stockholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act.  The selling stockholders may indemnify any underwriter that participates in transactions involving the sale of shares of Common Stock or Series A Preferred Stock against certain liabilities, including liabilities arising under the Securities Act.

The Series A Preferred Stock is not listed on an exchange and we do not intend to list the Series A Preferred Stock on any exchange.  The Common Stock of CommScope Holding Company, Inc. is listed on Nasdaq under the symbol “COMM”.  On February 29, 2024, the closing price of our Common Stock as reported on Nasdaq was $1.16 per share.

VALIDITY OF SECURITIES

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the validity of the Series A Preferred Stock and the Common Stock being offered by this prospectus will be passed upon by Cravath, Swaine & Moore LLP.  Any underwriters will be advised about legal matters by their own counsel, which will be named in a prospectus supplement to the extent required by law.

EXPERTS

The consolidated financial statements of CommScope Holding Company, Inc. (the “Company”) appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference.  Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Up to 1,400,000 Shares of Series A Convertible Preferred Stock

Up to 50,909,040 Shares of Common Stock

CommScope Holding Company, Inc.

PROSPECTUS

The date of this prospectus is March 29, 2024.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following is a statement of the estimated costs and expenses we expect to incur in connection with the offering of the Series A Preferred Stock and the Common Stock registered hereby.  All amounts other than the SEC registration fee are estimates.

SEC registration fee	$206,640*
Printing fees and expenses	**
Accounting fees and expenses	**
Legal fees and expenses	**
Miscellaneous	**
Total	**

*	Includes $135,192.18 of fees previously paid.

**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.  Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators.  Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Our Certificate of Incorporation provides that our directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breach of their fiduciary duties.  However, nothing contained in such provision will eliminate or limit the liability of directors (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

Our Bylaws provide for indemnification of the officers and directors to the full extent permitted by applicable law.

In addition, we have entered into agreements to indemnify our directors and executive officers containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL.  The indemnification agreements require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Pursuant to the Registration Rights Agreement, we have agreed to indemnify in certain circumstances the selling stockholders against certain liabilities under the Securities Act.  The selling stockholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act.  The selling stockholders may indemnify any underwriter that participates in transactions involving the sale of shares of Common Stock or Series A Preferred Stock against certain liabilities, including liabilities arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act is permitted to our directors and officers pursuant to the above-described provisions, we understand that the SEC is of the opinion that such indemnification contravenes federal public policy as expressed in said act and therefore is unenforceable.

Item 16.  Exhibits.

The exhibits to this registration statement are listed on the Exhibit Index page of this registration statement, which is incorporated by reference into this Item 16.

Item 17.  Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15 of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

1.1†	Form of Underwriting Agreement.

3.1*
Amended and Restated Certificate of Incorporation of CommScope Holding Company, Inc. (Incorporated by reference to Exhibit 3.1 of the Company’s Form 10-Q (File No. 001-36146), filed with the SEC on November 7, 2013).

3.2*
Sixth Amended and Restated By-Laws of CommScope Holding Company, Inc. (as adopted November 30, 2023) (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-36146), filed with the SEC on December 4, 2023).

3.3*
Certificate of Designations Designating Series A Preferred Stock of CommScope Holding Company, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 4, 2019).

3.4*
Certificate of Increase of Shares Designated as Series A Convertible Preferred Stock, par value $0.01, of CommScope Holding Company, Inc. (Incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K (File No. 001-36146), filed with the SEC on February 29, 2024).

3.5*	Certificate of Increase of Shares Designated as Series A Convertible Preferred Stock, par value $0.01, of CommScope Holding Company, Inc.

4.1*
Investment Agreement, dated November 8, 2018, by and between CommScope Holding Company, Inc. and Carlyle Partners VII S1 Holdings, L.P. (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K (File No. 001-36146), filed with the SEC on November 8, 2018).

4.2*
Registration Rights Agreement, dated as of April 4, 2019, by and between CommScope Holding Company, Inc. and Carlyle Partners VII S1 Holdings, L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 4, 2019).

5.1*	Opinion of Cravath, Swaine & Moore LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm for the Company.

23.2*	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included in signature pages).

107*	Filing Fee Table

†	To be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference.
*	Previously filed.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMSCOPE HOLDING COMPANY, INC

By:	/s/ Charles L. Treadway
Charles L. Treadway
President and Chief Executive Officer

Dated: March 29, 2024

         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles L. Treadway	President, Chief Executive Officer and Director	March 29, 2024
Charles L. Treadway	(Principal Executive Officer)

*	Executive Vice President and Chief Financial Officer	March 29, 2024
Kyle D. Lorentzen	(Principal Financial Officer)

*	Senior Vice President and Chief Accounting Officer	March 29, 2024
Laurie S. Oracion	(Principal Accounting Officer)

*	Director and Chairman of the Board	March 29, 2024
Claudius E. Watts IV

*	Director	March 29, 2024
Stephen C. Gray

*	Director	March 29, 2024
Scott H. Hughes

*	Director	March 29, 2024
L. William Krause

*	Director	March 29, 2024
Joanne M. Maguire

*	Director	March 29, 2024
Thomas J. Manning

*	Director	March 29, 2024
Patrick R. McCarter

*	Director	March 29, 2024
Derrick A. Roman

*	Director	March 29, 2024
Timothy T. Yates

*By:	/s/ Charles L. Treadway
Name:	Charles L. Treadway
Title:	Attorney-in-Fact